Exhibit 4.3

CABLEVISIÓN S.A.

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Paying Agent, Registrar and Transfer Agent

Amended and Restated Indenture

Dated as of December 11, 2017

6.500% Senior Notes due 2021

i

EXHIBITS

EXHIBIT A              Form of Face of Certificated Note

EXHIBIT B               Transfer Notice

EXHIBIT C               Form of Restricted Global Note

EXHIBIT D              Form of Regulation S Global Note

EXHIBIT E                Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S During the Distribution Compliance Period

EXHIBIT F                 Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S Upon and Following Expiration of the Distribution Compliance Period

EXHIBIT G              Form of Certificate to be Delivered in Connection with Transfers to QIBs

THIS AMENDED AND RESTATED INDENTURE (the “Amended Indenture”), dated as of December 11, 2017, among Cablevisión S.A., a corporation incorporated under the laws of Argentina (the “Company” or the “Issuer”) and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Registrar and Transfer Agent. Capitalized terms not defined elsewhere in this Amended Indenture shall have the meanings assigned to them in Section 1.01 hereof.

RECITALS

WHEREAS, the Issuer, the Trustee, Deutsche Bank S.A. and Deutsche Bank Luxembourg S.A. executed and delivered an indenture, dated as of June 15, 2016 (the “Original Indenture”) providing for the issuance of the Company’s 6.500% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Company has distributed a Proxy Solicitation Statement, dated as of October 30, 2017 (the “Solicitation Statement”) to Holders and beneficial owners of any and all the Outstanding Notes in connection with the solicitation of their consent to certain proposed amendments to the Original Indenture;

WHEREAS, Section 9.02 of the Original Indenture provides that certain modifications and amendments to the Original Indenture may be made with the consent of Holders of a majority in principal amount of the Outstanding Notes;

WHEREAS, a meeting of the Holders of the Notes has been held pursuant to the Original Indenture where the majority in principal amount of the Outstanding Notes consented to all of the amendments proposed in the Solicitation Statement and effected by this Amended Indenture in accordance with the provisions of the Original Indenture;

WHEREAS, all conditions precedent provided for in the Original Indenture relating to the execution of this Amended Indenture have been complied with and satisfied as of the date hereof;

WHEREAS, pursuant to Sections 9.01 and 9.02 of the Original Indenture, the Trustee is authorized to execute and deliver this Amended Indenture;

WHEREAS, the Company hereby requests that the Trustee join with the Company in the execution of this Amended Indenture.

THIS AMENDED INDENTURE WITNESSETH

For and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree to amend and restate the Original Indenture in its entirety, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Subsidiary. Acquired Debt will be deemed to have been Incurred at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or a Subsidiary or at the time such Debt is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth in Section 4.20.

“Additional Notes” has the meaning set forth in Section 2.09.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means each of the Registrar and Transfer Agent, Paying Agent Authenticating Agent, Argentine Registrar and Transfer Agent, Argentine Paying Agent, Representative of the Trustee in Argentina, and Luxembourg paying agent, listing agent and transfer agent hereunder.

“Agent Members” means members of, or participants in, the Depositary, including Euroclear and Clearstream, Luxembourg.

“Argentina” means the Republic of Argentina.

“Argentine Capital Markets Law” means the Argentine Capital Markets Law No. 26,831, as amended.

“Argentine Paying Agent” means a Person engaged to perform the obligations of the Company in respect of payments made or funds held hereunder in respect of the Notes in Argentina and, initially, Banco Comafi S.A. (as successor of Deutsche Bank S.A) (or any of its successor and assigns).

“Argentine Registrar and Transfer Agent” means a Person engaged to maintain a record of all registrations and transfers of the Notes in Argentina and, initially, Banco Comafi S.A. (as successor of Deutsche Bank S.A.) (or any of its successor and assigns).

“Attributable Debt” means, with respect of a Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate implicit in the Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Authorized Agent” has the meaning assigned to such term in Section 10.06(c).

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means the Argentine Insolvency and Bankruptcy Law No. 24,522, as amended, or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the general counsel or other Officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, New York or Buenos Aires, Argentina.

“Cable/Telecommunications Business” means any business operating a cable and/or internet and/or telecommunications services and/or communications services or programming business located in South, Central or North America or any member of the Organization for Economic Co-operation and Development, including, without limitation, any business conducted by the Company on the Issue Date.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with IFRS, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Certificated Notes” means the Notes in certificated, registered form, executed and delivered by the Company and authenticated by the Trustee in exchange for the Global Notes, (i) in the event that the Depositary is at any time unwilling or unable to act as depository for the Global Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or (ii) an Event of Default has occurred and is continuing with respect to the Notes.

“Change of Control” means the occurrence of any of the following events:

(1)                              any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding a Permitted Holder or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and the Permitted Holders so “beneficially own,” directly or indirectly, in the aggregate, a lesser percentage of the total Voting Stock of the Company; or

(2)                              any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group of Persons or the merger or consolidation of the Company with or into another corporation, with the effect, in any such transaction, that either (a) immediately after such transaction any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than a Permitted Holder), shall have become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of securities of the transferee corporation or the surviving corporation of such transfer, merger or consolidation representing more than 35% of the voting power of the Voting Stock of the transferee corporation or the surviving corporation and the Permitted Holders “beneficially own,” directly or indirectly, in the aggregate a lesser percentage of the total Voting Stock of the transferee corporation or the surviving corporation or (b) the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, (A) securities of the transferee corporation or the surviving corporation that represent, immediately after such transaction, more than 35% of the voting power of the Voting Stock of the transferee corporation or the surviving corporation or (B) securities that represent immediately after such transaction more than 35% of the Voting Stock of the corporation that owns, directly or indirectly, 100% of the Voting Stock of the transferee corporation or the surviving corporation of that transaction (the “holding company”) and, in the case of each of (A) and (B), if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than a Permitted Holder), shall have become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of securities representing more than 35% of the voting power of the Voting Stock of the transferee corporation or the surviving corporation or the holding company, the Permitted Holders “beneficially own,” directly or indirectly, in the aggregate a greater percentage of the total Voting Stock of the transferee corporation or the surviving corporation or the holding company than such “person” or “group.”

“Change of Control Offer” has the meaning assigned to such term in Section 4.12(b).

“Change of Control Payment” has the meaning assigned to such term in Section 4.12(a).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.12(b).

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg, as operator of the Clearstream system, and its successors.

“CNV” means the Argentine Securities Commission (Comisión Nacional de Valores).

“CNV Rules” means the rules and regulations of the CNV in effect from time to time.

“Code” means the Internal Revenue Code of 1986.

“Company” or “Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Company Order” means a written request or order signed in the name of the Company by an Officer.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its Subsidiaries, in accordance with IFRS, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Subsidiaries, without duplication:

(1)                              interest expense attributable to Sale and Leaseback Transactions;

(2)                              amortization of debt discount and debt issuance costs;

(3)                              capitalized interest;

(4)                              non-cash interest expense;

(5)                              commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)                              net cash costs associated with Hedging Agreements related to Debt; and

(7)                              any of the above expenses with respect to Debt of another Person Guaranteed by the Company or any of its Subsidiaries, as determined on a consolidated basis and in accordance with IFRS.

“Consolidated Net Tangible Assets” means, at any time, the total of all assets appearing on a consolidated balance sheet of the Company and its Subsidiaries, net of all applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets, less the aggregate of the current liabilities of the Company and its Subsidiaries appearing on such balance sheet as determined in accordance with IFRS.

“Control” means, when used with respect to any specified person, the right or power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing. With respect to any entity that is publicly listed, the person (or group of persons) directly or indirectly having the highest percentage of ownership of (or control over the voting of) Capital Stock of such entity will be deemed to have “Control” over such entity unless such percentage is less than 10%.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 60 Wall Street, 16th floor, Mailstop NYC60-1630, New York, New York, Attention: Trust and Agency Services.

“Corrupt Practices Laws” means, to the extent applicable with respect to any person: (a) the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (b) any other law applicable to such person and/or any of its Subsidiaries relating to bribery, kick-backs or similar activities.

“Covenant Suspension Event” has the meaning assigned to such term in Section 4.21.

“Custodian” means a custodian of the Global Notes for DTC under a custody agreement or any similar successor agreement.

“Debt” means, with respect to any Person, without duplication:

(1)                              all indebtedness of such Person for borrowed money;

(2)                              all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                              all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4)                              all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under IFRS, excluding trade payables arising in the ordinary course of business;

(5)                              all obligations of such Person as lessee under Capital Leases;

(6)                              all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)                              all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

(8)                              all obligations of such Person under Hedging Agreements; and

(9)                              all Disqualified Stock (the amount of Debt therefrom deemed to equal any involuntary liquidation preference plus accrued and unpaid dividends).

The amount of Debt of any Person will be deemed to be:

(A)                          with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)                           with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)                           with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)                          with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)                            otherwise, the outstanding principal amount thereof.

“Deeply Subordinated Debt” means any Subordinated Debt of the Company which is (i) subordinated in right of payment to the Notes, pursuant to a written agreement to that effect, (ii) (A) does not mature or require any amortization, redemption or other repayment of principal (other than through conversion or exchange of such Debt into Qualified Stock of the Company or any Debt meeting the requirements of this definition), (B) does not require payment of any cash interest or any similar cash amounts and (C) contains no change of control or similar provisions and (D) does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment of the Company (other than as a result of insolvency proceedings of the Company), in each case, prior to the 90th day following the Stated Maturity of the Notes and all other amounts due under this Indenture, (iii) does not provide for or require any security interest or encumbrance over any asset of the Company or any Subsidiary and (iv) does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Company with its obligations under the Notes, and this Indenture.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)                              required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2)                              convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Distribution Compliance Period” means (1) in the case of the Notes, the 40-day period after the latest to occur of (a) the commencement of the sale of the Notes and (b) the Issue Date and (2) in the case of any Additional Notes, the 40-day period after the later to occur of (a) the commencement of the sale of the Additional Notes and (b) the issue date of such Additional Notes.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“EBITDA” means, for any period, the sum of:

(1)                      total revenues, less

(2)                      the sum of:

(A)                  cost of sales;

(B)                   selling expenses; and

(C)                   administrative expenses, plus

(3)              depreciation and amortization, in each case as determined, for the relevant period, on a consolidated basis for the Company and its Subsidiaries in conformity with IFRS.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail (with a .pdf attached), facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Equity Offering” means an offering for cash, after the Issue Date, of Qualified Stock of the Company or of any direct or indirect parent of the Company (to the extent the proceeds thereof are contributed to the common equity of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Asset Sale and Leaseback Transaction” means any arrangement with any Person that provides for the leasing by the Company or any Subsidiary of any real property and ancillary assets, whether now owned or hereafter acquired, that have been or will be sold or transferred by the Company or any Subsidiary, including, for the avoidance of doubt, any building where the Company’s corporate offices or place of business are located.

“Fitch” means Fitch Inc. and its successors.

“Further Issue” has the meaning set forth in Section 2.09.

“Global Notes” has the meaning set forth in Section 2.04(e).

“Governmental Authority” means any government, court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, state, county, city or other political subdivision, having jurisdiction over the matter or matters in question.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                              to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2)                              entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;

provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

“Holder” or “Noteholder” means the registered holder of any Note.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board, as in effect from time to time.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Subsidiary on any date after the date of this Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Coverage Ratio” means, on any date (the “transaction date”), the ratio for the Company of:

(x)         the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the determination date for which internal financial statements are available (the “reference period”) to

(y)                              the aggregate Consolidated Interest Expense during such reference period.

In making the foregoing calculation,

(1)                              pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt, Disqualified Stock or Preferred Stock is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2)                              pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3)                              Consolidated Interest Expense related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid, repurchased or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4)                              pro forma effect will be given to:

(A)                          the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the reference period, and

(B)                           the discontinuation of any discontinued operations but, in the case of Consolidated Interest Expense, only to the extent that the obligations giving rise to the Consolidated Interest Expense will not be obligations of the Company or any Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.

To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Interest Payment Date” means each June 15 and December 15 of each year, commencing on December 15, 2016.

“Investment Grade” means Baa3 or higher by Moody’s and BBB- or higher by Fitch, or the equivalent of such ratings by another Rating Agency.

“Issue Date” means June 15, 2016.

“Judgment Currency” has the meaning assigned to such term in Section 10.07.

“Leverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x)                              the aggregate amount of consolidated Debt of the Company and its Subsidiaries to

(y)                              the aggregate amount of EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation:

(1)                              any Debt, Disqualified Stock or Preferred Stock to be repaid or redeemed on the transaction date will be excluded; and

(2)                              pro forma effect will be given to:

(A)                          the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the reference period, and

(B)                           the discontinuation of any discontinued operations,

that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

“MAE” means the Mercado Abierto Electrónico S.A.

“Material Adverse Effect” means, a material adverse effect on (a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Trustee, or the Holders of the Notes, as applicable under this Indenture or the Notes, (c) the Company’s ability to pay any amounts under the Notes or this Indenture or the Company’s ability to perform its other payment obligations under the Notes or this Indenture or (d) the legality, validity or enforceability of this Indenture or the Notes.

“Merger” means the consummation of the merger of Telecom Argentina S.A. and Cablevisión in accordance in all material respects with the terms of the preliminary merger agreement (Compromiso Previo de Fusión) dated June 30, 2017 between Cablevisión and Telecom Argentina S.A. (as it may be amended, modified or waived from time to time), as a result of which Cablevisión S.A. will be merged into Telecom Argentina S.A., following which Telecom Argentina S.A. will be the surviving entity and Cablevisión will be dissolved without liquidation and all of its assets and liabilities transferred to Telecom Argentina S.A., as applicable, in accordance with Argentine corporate law and the terms of such preliminary merger agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“MULC” means the Mercado Único y Libre de Cambios, the foreign exchange market in Argentina.

“MERVAL” means the Mercado de Valores de Buenos Aires S.A.

“Negotiable Obligations Law” means the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962, as further amended from time to time.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Offer to Purchase” means a Change of Control Offer.

“Offering Memorandum” means the Final Offering Memorandum dated June 8, 2016, relating to the Notes.

“Officer” means, with respect to the execution of a Company Order or of the Notes on behalf of the Company by manual or facsimile signatures pursuant to Section 2.02 hereof, of each of the chairman or president or other member of the Board of Directors, and of any member of the Supervisory Committee of the Company, and for any other purpose with respect to any Person, the chairman or president of the Board of Directors, the principal executive officer or chief executive officer, any director, the principal financial officer or chief financial officer, the principal legal officer, the treasurer or any assistant treasurer, the principal accounting officer, controller, or the secretary or any assistant secretary, of such Person, or any Person otherwise authorized to act as legal representative, attorney-in-fact on behalf of, or in any other manner authorized to act for such purposes with respect to, such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer, or by any other officer and either an assistant treasurer or an assistant secretary of such Person.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company (except as otherwise provided in this Indenture), obtained at the expense of the Company, or the surviving or transferee Person or a Subsidiary, and who is reasonably acceptable to the Trustee.

“Other Short Term Debt” means any short term (with a maturity of less than 12 months) unsecured Debt of any Person not to exceed the principal amount of U.S.$30 million in the aggregate outstanding at any time.

“Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)                              Notes theretofore cancelled by the Trustee or delivered to the Company or the Trustee for cancellation;

(2)                              Notes that have been called for redemption or tendered for repurchase in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon have been deposited with the Trustee; or

(3)                              Notes in lieu of or in substitution for which other Notes have been authenticated and delivered;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any notice, consent, waiver, amendment, modification or supplement under this Indenture, Notes owned directly or indirectly by the Company or any of the Company’s Affiliates, including any Subsidiary, will be disregarded and deemed not to be Outstanding.

A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Paying Agent” means any Person engaged to perform the obligations of the Company in respect of payments made or funds held hereunder in respect of the Notes and, initially, Deutsche Bank Trust Company Americas, until replaced by a successor and, thereafter, means any of its successor and assigns.

“Permitted Debt” has the meaning assigned to such term in Section 4.06(b).

“Permitted Holders” means (a) Grupo Clarín S.A., Fintech Advisory, Inc., Fintech Media LLC and any of their respective successors and Affiliates, any limited partnership of which any of them or their successors or Affiliates is the general partner and any investment fund controlled or managed by any of them or their successors or Affiliates, and (b) any of (i) Ernestina Laura Herrera de Noble, Hector Horacio Magnetto, José Antonio Aranda, Lucio Rafael Pagliaro and their legitimate heirs by reason of death, (ii) any Privileged Relatives of any of the individuals set forth in subclause (b)(i) of this definition, (iii) any trust the beneficiaries of which are any of the individuals set forth in subclause (b)(i) of this definition and/or any Privileged Relatives of any of such noted individuals, and (iv) any Person (other than an individual) directly or indirectly majority owned and controlled by one or more individuals set forth in subclause (b)(i) of this definition and/or any Privileged Relatives of any Permitted Holder.

“Permitted Liens” means:

(1)                              Liens existing on the Issue Date;

(2)                              Liens securing the Notes;

(3)                              Liens existing as of the date of the Merger or assumed as a result of the Merger and any Lien granted as a replacement or substitute therefor;

(4)                              Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(5)                              Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred under paragraph (viii) of Permitted Debt for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 180 days after the date of such purchase or the completion of construction or improvement;

(6)                              Liens on property of a Person at the time such Person becomes a Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Subsidiary;

(7)                              Liens on property at the time the Company or any of the Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Subsidiary;

(8)                              Liens securing Debt or other obligations of the Company or of a Subsidiary to the Company or to another Subsidiary;

(9)                              Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(10)                      extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (3), (5) or (6) in connection with the Refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Refinancing Debt,” the amount secured by such Lien is not increased;

(11)                      any Lien arising from any Tax or other Lien arising by operation of law, in each case if the obligation underlying any such Lien is not yet due or, if due, is being contested in good faith by appropriate proceedings so long as the Company has set aside adequate reserves in accordance with IFRS;

(12)                      Liens created or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, purchase, construction or sales contracts, leases, government performance and return-of-money bonds and other similar obligations (other than obligations for the payment of borrowed money), so long as the Lien does not interfere with the carrying on of the business or operations of the Company or any of its Subsidiaries

(13)                      Liens created in the ordinary course of business upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, so long as the Lien does not interfere in any material respect with the carrying of the business or operations of the Company or any of its Subsidiaries;

(14)                      Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default under this Indenture;

(15)       easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Debt and not interfering in any material respect with the conduct of the business and operations of the Company or any of its Subsidiaries;

(16)                      the designation of lessors, construction companies and other counterparties as loss payees under insurance policies in the ordinary course of business as required by customary contractual requirements, other than in connection with or in anticipation of the incurrence of Debt;

(17)                      Liens created in connection with any Permitted Sale and Leaseback Transaction; and

(18)                      other Liens securing Debt in an aggregate amount not exceeding the greater of U.S.$100 million and 10% of Consolidated Net Tangible Assets.

“Permitted Sale and Leaseback Transaction” means any of: (i) a Transmission Tower Sale and Leaseback Transaction, (ii) an Excluded Asset Sale and Leaseback Transaction, or (iii) a Sale and Leaseback Transaction in which a Subsidiary of the Company is the lessee and the Company or another Subsidiary is the lessor of such property.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Privileged Relative” means, in relation to an individual, his or her spouse and any relative of such individual with a common ancestor up to the fourth degree (including adopted children who have been adopted during their minority and step-children who have acquired that relationship with such individual or with any such relative during their minority) and any spouse of any such relative.

“QIB” has the meaning set forth in Section 2.04(e).

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means Moody’s and Fitch; provided, that if either Moody’s or Fitch shall cease issuing a rating on the Notes, for reasons outside the control of the Company the Company may select a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by the Company as a replacement agency for Moody’s or Fitch, as the case may be.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc., Itaú BBA USA Securities Inc. and J.P. Morgan Securities LLC, or any of their respective affiliates which are primary United States government securities dealers and not less than one other leading primary United States government securities dealer in New York City reasonably designated by the Company; provided that, if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 pm New York City time on the third Business Day preceding such redemption date.

“Refinance” means, in respect of any Debt, to issue any Debt in exchange for or to refinance, repay, redeem, replace, defease or refund such Debt in whole or in part. “Refinance” and “Refinancing” will have correlative meanings.

“Refinancing Debt” means Debt of the Company or any Subsidiary issued to Refinance any other Debt of the Company or a Subsidiary existing on the Issue date or as of the date of the Merger, or assumed as a result of the Merger, or Incurred in compliance with this Indenture so long as:

(1)                              the aggregate principal amount of such new Debt as of the date of such proposed Refinancing does not exceed the aggregate principal amount of the Debt to be Refinanced (plus accrued and unpaid interest premiums, fees and expenses related to such Refinancing); or

(2)                              such new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be Refinanced, and the Average Life of the new Debt is equal to or greater than the remaining Average Life of the Debt to be Refinanced:

(3)                              if the Debt being Refinanced is:

(A)                          Debt of the Company, then such Refinancing Debt will be Debt of the Company;

(B)        Subordinated Debt, then the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, will be expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be Refinanced is subordinated to the Notes.

“Register” has the meaning assigned to such term in Section 2.05.

“Registrar and Transfer Agent” means a Person engaged to maintain the definitive record of all registrations and transfers of the Notes in the Register and, initially, Deutsche Bank Trust Company Americas, until replaced by a successor and, thereafter, means any of its successor and assigns.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.04(e).

“Regulation S Securities Act Legend” has the meaning set forth in Section 2.04(f)(ii).

“Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect has been given to the Holders by the Trustee.

“Relevant Jurisdiction” has the meaning assigned to such term in Section 4.20.

“Representative of the Trustee in Argentina” means Banco Comafi S.A. (as successor of Deutsche Bank S.A.) or such other person designated from time to time by the Trustee with the consent of the Company.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor of the Trustee) who shall have direct responsibility for the administration of this Indenture, and shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Certificated Note” has the meaning set forth in Section 2.04(f).

“Restricted Global Note” has the meaning set forth in Section 2.04(e).

“Restricted Securities Act Legend” has the meaning set forth in Section 2.04(f)(i).

“Reversion Date” has the meaning assigned to such term in Section 4.21.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Legend” has the meaning set forth in Section 2.04(f)(ii).

“Significant Subsidiary” means a Subsidiary of the Company that would constitute a “significant subsidiary” of the Company in accordance with Rule 1-02 under Regulation S-X under the Securities Act in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company which is subordinated in right of payment to the Notes, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Successor Company” has the meaning assigned to such term in Section 5.01.

“Suspended Covenants” has the meaning assigned to such term in Section 4.21.

“Suspension Period” has the meaning assigned to such term in Section 4.21.

“Taxes” has the meaning assigned to such term in Section 4.20.

“Transmission Tower Sale and Leaseback Transactions” means an arrangement whereby the Company or a Subsidiary enters into a lease of one or more transmission towers dedicated to the provision of mobile communication services previously transferred by such Person to the lessor.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor Trustee under this Indenture pursuant to Article 7.

“U.S.” and “U.S. Dollar” means the currency of the United States of America, which at the relevant time is legal tender for the payment of public or private debts.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02.Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a)                               a term has the meaning assigned to it;

(b)                              (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS; (ii) except as otherwise herein expressly provided, the term IFRS, with respect to any computation required or permitted hereunder, shall mean IFRS as of the date of such computation, and (iii) except as otherwise herein expressly provided, all ratios and computations based on IFRS contained in this Indenture should be computed in conformity with IFRS;

(c)                               “including” means including without limitation;

(d)                             words in the singular include the plural and words in the plural include the singular;

(e)                               unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

(f)                                secured Debt shall not be deemed to be subordinate or junior to any other secured Debt merely because it has a junior priority with respect to the same collateral;

(g)                               the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(h)                                all references to the date the Initial Notes were originally issued shall refer to the Issue Date;

(i)                                  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(j)                                  all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(k)                                 references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(l)                                  all references to principal, premium, if any, and interest in respect of the Notes will be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Notes;

(m)                               any action required to be taken on a given date pursuant to this Indenture shall, to the extent such date is not a Business Day, be deemed to be required to be taken on the next succeeding Business Day; and

(n)                                in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2

ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

Section 2.01.Authentication and Delivery of Notes. Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes may be executed and delivered by the Company, in an aggregate principal amount Outstanding of not more than U.S.$500,000,000 (other than Notes issued pursuant to Section 2.08 and Section 2.09) to the Trustee for authentication, accompanied by an Officers’ Certificate of the Company directing such authentication and specifying the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Officers’

Certificate) signed by two Officers. The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.02.Execution of Notes. (a) The Notes shall be executed by or on behalf of the Company by the signature of an Officer of the Company.

(b)                              In case Officers who shall have signed any of the Notes shall cease to be such Officers before the Note shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Persons who signed such Note had not ceased to be such Officers; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be Officers, although at the date of the execution and delivery of this Indenture any such Persons were not Officers.

Section 2.03.Certificate of Authentication. Only such Notes as shall bear thereon a certification of authentication substantially as set forth in the forms of the Notes in Exhibits A, C and D hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.04.Form, Denomination and Date of Notes; Payments. The Notes and the Trustee’s certificates of authentication shall be substantially in the form set forth in Exhibits A, C and D hereof. On the Issue Date, the Notes shall be issued in the form provided in Section 2.04(e). The Notes shall be numbered, lettered, or otherwise distinguished in such manner as the Persons executing the same on behalf of the Company may determine with the approval of the Trustee.

(a)                               The Notes may, subject to applicable Argentine laws and regulations (including the Negotiable Obligations Law and the Argentine Capital Markets Law) and subject to the prior approval of the CNV where applicable, be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, with the rules of any securities exchange on which the Notes may be listed, or for any Governmental Authority or depositary thereof, or to conform to general usage.

(b)                              Subject to the requirements of the CNV and the relevant regulations of any stock exchange on which the Notes may be listed, Certificated Notes may be typewritten, printed, lithographed or produced by any combination of these methods on steel engraved borders or produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes. The issuance of the Notes shall be subject to applicable Argentine law governing the form and registration of securities, this Indenture, any rule of any securities exchange on which the Notes may be listed, or of any Governmental Authority or any depositary thereof, and subject to the prior approval of the CNV where applicable.

(c)                               The Company agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.

(d)                             Each Note shall be dated the date of their authentication. Each Note shall bear interest from the date of issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for and shall be payable on the dates specified on the face of the form of Note set forth as Exhibit A hereto. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(e)                               On the Issue Date, an appropriate Officer will execute and deliver to the Trustee (i) for Notes sold within the United States to “qualified institutional buyers” as defined in and pursuant to Rule 144A under the Securities Act (each, a “QIB”), one or more restricted global Notes (each, a “Restricted Global Note”), in definitive, fully registered form without interest coupons, in a denomination of U.S.$1,000 or any amount in excess thereof which is an integral multiple of U.S.$1,000, substantially in the form of Exhibit C hereto; and (ii) for Notes sold outside the United States in offshore transactions in reliance on Regulation S under the Securities Act, one or more Regulation S global Notes (each, a “Regulation S Global Note” and, together with the Restricted Global Note, “Global Notes”), in definitive, fully registered form without interest coupons, in a denomination of U.S.$1,000 or any amount in excess thereof which is an integral multiple of U.S.$1,000, substantially in the form of Exhibit D hereto; all such Notes so executed and delivered to the Trustee pursuant to sub- clauses (i) and (ii) of this clause (e) shall be in an aggregate principal amount that shall equal the aggregate principal amount of the Notes that are to be issued on the Issue Date. The aggregate principal amount of the Restricted Global Notes and the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Custodian for the Depositary or its nominee, as hereinafter provided.

(f)                                Each Restricted Global Note, each restricted Certificated Note issued in exchange for interests in the Restricted Global Note (“Restricted Certificated Note”) and each Regulation S Global Note during the Distribution Compliance Period (and each Certificated Note issued in exchange for interests in the Regulation S Global Note during such period) shall bear the following legends as set forth below, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act and provided that upon and following the expiration of the Distribution Compliance Period, such legend included on the Regulation S Global Note (and each Certificated Note issued in exchange therefor) shall have no effect and may be removed by the Trustee upon direction of the Company or a Holder of any interest in the Regulation S Global Note:

(i)                                  the Restricted Global Note shall bear the following legend (the “Restricted Securities Act Legend”) on the face thereof:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND MAY BE REMOVED SOLELY AT THE DIRECTION OF THE ISSUER.”

(ii)                              the Regulation S Global Note shall bear the following legend (the “Regulation S Securities Act Legend”, and together with the Restricted Securities Act Legend, each a “Securities Act Legend”) on the face thereof:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION. THIS LEGEND MAY BE REMOVED SOLELY AT THE DIRECTION OF THE ISSUER.”

Each Global Note (i) shall be delivered by the Trustee to DTC acting as the Depositary or, pursuant to DTC’s instructions, shall be delivered by the Trustee on behalf of DTC to and deposited with the Custodian, and in either case shall be registered in the name of Cede & Co., or such other name as DTC shall specify, and (ii) shall also bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Global Notes may be deposited with such other Depositary that is a clearing agency registered under the Exchange Act as the Company may from time to time designate in writing to the Trustee, and shall bear such legend as may be appropriate.

(g)                                 If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depositary with respect to such Global Notes. If (i) a successor Depositary for such Global Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (ii) an Event of Default has occurred and is continuing with respect to the Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate of the Company directing the authentication and delivery thereof, will authenticate and deliver, Certificated Notes in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

(h)                                 Global Notes shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes authenticated and delivered hereunder.

(i)                                  The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.

Section 2.05.Registration, Transfer and Exchange. The Notes are issuable only in registered form. The Trustee will keep at the Corporate Trust Office (in such capacity, the “Registrar”), a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as provided herein. The name and address of the registered holder of each Note and the amount of each Note will be recorded in the Register. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

A copy of the Register shall be maintained by the Argentine Registrar and Transfer Agent at its offices in Buenos Aires. Upon request by the Argentine Registrar and Transfer Agent, the Registrar shall provide a copy of the Register to the Argentine Registrar and Transfer Agent at such address or facsimile as the Argentine Registrar and Transfer Agent may designate in writing to the Trustee. The Register in Argentina shall be in written form in the English language or in any other form capable of being converted into such written form within a reasonable time and, upon request, may be translated into Spanish at the sole expense of the Company.

Upon due presentation for registration of transfer of any Note, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations for a like aggregate principal amount.

A Holder may register the transfer of a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of any of them shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Registrar. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes as applicable.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar ) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder thereof or his attorney duly authorized in writing in a form satisfactory to the Company and the Registrar.

The Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer taxes or other similar governmental charge payable upon exchanges). No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed or (b) any Notes called or being called for redemption.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Claims against the Company for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.

Section 2.06.Book-entry Provisions For Global Notes. (a) Each Restricted Global Note initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Custodian on behalf of the Depositary and (iii) bear the Securities Act Legend. Each Regulation S Global Note initially shall (i) be registered in the name of a nominee for the Depositary, (ii) be delivered to the Custodian on behalf of the Depositary and (iii) bear the Securities Act Legend; provided that upon and following the expiration of the Distribution Compliance Period, such Securities Act Legend shall have no effect and may be removed by the Trustee upon the direction of the Company or a holder of any interest in the Regulation S Global Note with the approval of the Company. Upon and following the expiration of the Distribution Compliance Period, interests in the Regulation S Global Notes may be held by any Agent Members.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of any of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its

Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

(b)                           Except as provided in Section 2.07, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred, and transfers increasing or decreasing the aggregate principal amount of Global Notes may be conducted only in accordance with the rules and procedures of the Depositary and, to the extent relevant, the provisions of Section 2.07. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Restricted Global Note or Regulation S Global Note, respectively, under the circumstances set forth in Section 2.04(g)

(c)                            Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d)                          In connection with the transfer of an entire Restricted Global Note or Regulation S Global Note to beneficial owners pursuant to clause (b) of this Section, the Restricted Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Restricted Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(e)                           Any Certificated Note delivered in exchange for an interest in a Restricted Global Note pursuant to clause (b) or (d) of this Section shall, except as otherwise provided by clause (d) of Section 2.07, bear the Securities Act Legend in accordance with Section 2.07(d).

(f)                            The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.07.Special Transfer Provisions. Unless and until the Securities Act Legend is removed from a Certificated Note or Global Note pursuant to clause (d) below, the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Notes or, to the extent relevant to the Trustee, the Registrar or the Depositary, any beneficial interest in a Global Note:

(a)                               Transfers to Qualified Institutional Buyers. The following provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global Note) to a QIB:

(i)                                       The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144 under the Securities Act as in effect with respect to such transfer or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the transfer notice provided for on the form of Note in substantially the form of Exhibit B.

(ii)                                      If the Note to be transferred is a Certificated Note containing the Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a QIB, upon receipt by the Registrar of (x) the documents referred to in sub-clause (i) above (if such transfer is pursuant to clause (y) of sub-clause (i) above) and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Certificated Note to be transferred and the Trustee shall cancel the Certificated Note so transferred.

(iii)                                     Subject to the DTC procedures, if the proposed interest to be transferred is an interest in the Restricted Global Note, (x) such transfer may be effected only through the book entry system maintained by the Depositary in compliance with the applicable provisions of the Securities Act Legend and (y) the transferee is required to hold such interest through an Agent Member.

(iv)                                    Subject to the DTC procedures, (x) except as set forth in sub-clause (v) below, during the Distribution Compliance Period, an interest in the Regulation S Global Note proposed to be transferred to a QIB transferee shall be required to be held on behalf of such transferee through Euroclear or Clearstream, Luxembourg, and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note to such transferees shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(v)                                      Subject to the DTC procedures, with respect to transfers of an interest in a Regulation S Global Note to a QIB during the Distribution Compliance Period, upon receipt by the Registrar of (x) a certificate by the transferee or transferor, as the case may be, in substantially the form of Exhibit G hereto and (y) instructions given in accordance with the Depositary’s and Registrar’s procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest to be transferred, and shall increase the principal amount of the Restricted Global Note in a like amount.

(b)                              Transfers of Interests in a Regulation S Global Note to Other U.S. Persons. Subject to the DTC procedures, (x) during the Distribution Compliance Period, an interest in the Regulation S Global Note proposed to be transferred to any U.S. Person transferee shall be required to be held on behalf of such other U.S. Person transferee only through Euroclear or Clearstream, Luxembourg, and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note to any U.S. Person shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(c)                               Transfers to Non-U.S. Persons. The following provisions shall apply with respect to registration of transfers of a Note (or interest in a Global Note) to a person that is a Non-U.S. Person:

(i)                                       The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend to a Non-U.S. Person upon receipt by it from the transferor of a transfer notice provided for on the form of Note in substantially the form of Exhibit B.

(ii)                                      If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Note, upon receipt by the Registrar of (x) in the case of transfers during the Distribution Compliance Period, a certificate by the transferor in substantially the form of Exhibit E and in the case of transfers upon and following the expiration of the Distribution Compliance Period, a certificate by the transferor in substantially the form of Exhibit F and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note to be transferred, and shall increase the Regulation S Global Note in a like amount.

(iii)                                     If the proposed transferor is a holder of a Certificated Note and the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents required by sub-clause (i) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Certificated Note to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

(iv)                                    Subject to the DTC procedures, (x) during the Distribution Compliance Period, an interest in the Regulation S Global Note shall be required to be held on behalf of a Non-U.S. Person transferee only through Euroclear or Clearstream, Luxembourg, and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(d)                             Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Securities Act Legend, the Registrar shall deliver only Notes that bear the Securities Act Legend unless the requested transfer, exchange or replacement (i) is after the time period referred to in Rule 144 under the Securities Act as in effect with respect to such transfer, exchange or replacement, (ii) is made in connection with a transfer under Section 2.07(c)(i) above occurring after the expiration of the Distribution Compliance Period or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Registrar shall deliver Notes that do not bear the Securities Act Legend.

(e)                               General. By its acceptance of any Note bearing the Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.07 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.08.Mutilated, Defaced, Destroyed, Stolen and Lost Notes. (a) The Company shall execute and deliver to the Trustee Certificated Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(b)                              In case any Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered holder thereof, the Company in its discretion may execute, and, upon the written request of an Officer of the Company, the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, such Holder, if so requested by the Company or the Trustee will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note. The Trustee is hereby authorized, in accordance with and subject to the foregoing conditions in this clause (b), to authenticate and deliver from time to time, Notes in exchange for or in lieu of Notes, respectively, which become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) which were carried by such Note.

(c)                               All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall, in accordance with Section 2.10, cancel and destroy all such Notes surrendered for payment or exchange, in accordance with its Note destruction policy, and shall deliver a certificate of destruction to the Company.

(d)                             In the event any such mutilated, defaced, destroyed, lost or stolen certificate has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new certificate, pay such Notes.

Section 2.09.Further Issues. Subject to the authorization of the CNV, the Company may, from time to time, without the consent of the Holders of the Notes Outstanding, create and issue additional Notes (“Additional Notes”) having the same terms and conditions as the Notes in all respects (or in all respects except for issue date, issue price, and the first payment of interest on them and, to the extent necessary, certain temporary securities law transfer restrictions) (a “Further Issue”) so that such subsequently issued Additional Notes may be consolidated and form a single series with the previously Outstanding Notes; provided that the issuance of Additional Notes shall then be permitted under Section 4.05, provided further that the Company may only issue any Additional Notes with the same CUSIP number or other identifying number as the Notes if such further issuance would be treated as part of the same “issue” as the Notes issued hereunder within the meaning of United States Treasury regulation section 1.1275-1(f) or 1.1275-2(k). Additional Notes issued in this manner will be consolidated and form a single series with the previously Outstanding Notes in accordance with the requirements of the Depositary. The Notes offered hereby and any Additional Notes would be treated as a single class for all purposes, including with respect to redemptions, and would vote together as one class on all matters with respect to the Notes. In connection with any such issuance of Additional Notes, the Company shall deliver an Officers’ Certificate to the Trustee directing the Trustee to authenticate and deliver Additional Notes on the Additional Closing Date specified therein in an aggregate principal amount specified therein and the Trustee, in accordance with such Officers’ Certificate, shall authenticate and deliver such Additional Notes. The Additional Notes will be (i) represented by an increase in the aggregate principal amount of the Global Notes or (ii) issued in the form of Certificated Notes if the Notes are no longer represented by Global Notes.

Section 2.10.Cancellation of Notes; Disposition Thereof. All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes held by it in accordance with its customary procedures, and deliver a certificate of disposition to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.11.Repurchases. The Company or any of its Subsidiaries may at any time purchase any Note in the open market or otherwise at any price. The Company or any such Subsidiary will not have voting rights with respect to such Note in any meeting of Noteholders and such Note will not be considered as Outstanding for purpose of calculating the quorum at the meeting. Any Note so purchased by the Company or its Subsidiaries may not be reissued or resold except in accordance with all applicable securities and other laws.

Section 2.12.Security Identifier Numbers. The Company in issuing the Notes may use “CUSIP,” “ISIN” and/or “common code” numbers (if then generally in use), and, if so, the Trustee shall use for the Notes “CUSIP,” “ISIN” and/or “common code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP,” “ISIN” and/or “common code” numbers. Additional Notes will only be issued with the same CUSIP number or other identifying number as the Notes issued hereunder if such further issuance would be treated as part of the same “issue” as the Notes issued hereunder within the meaning of United States Treasury regulation section 1.1275-1(f) or 1.1275-2(k).

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01.Optional Redemption With a Make-Whole Premium. At any time prior to June 15, 2019, the Company will have the right, at its option, to redeem the Notes, in whole but not in part, at a redemption price equal to (A) 100% of the principal amount of such Notes plus accrued and unpaid interest (including Additional Amounts, if any) to the date of redemption, plus (B) the excess, if any of (1) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the redemption date for the Notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, less accrued interest to the redemption date, over (2) 100% of the principal amount of such Notes, (subject to the rights of Holders of the

Notes on the record date preceding the redemption date to receive interest due on the succeeding interest payment date).

Section 3.02.Optional Redemption Without a Make-Whole Premium. At any time and from time to time on or after June 15, 2019, the Company may, at its option, redeem the Notes, in whole or in part, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon (including Additional Amounts), if any, to the applicable redemption date, if redeemed during the 12 month period beginning on June 15 of the years indicated below:

Year	Percentage
2019	103.250%

2020	101.625%

2021 and after	100.000%

Section 3.03.Redemption With Proceeds of Equity Offerings. At any time, or from time to time, on or prior to June 15, 2019, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of Notes (including any Additional Notes) at a redemption price of 106.500% of the principal amount thereof, plus accrued and unpaid interest (including Additional Amounts, if any) to the redemption date; provided that:

(a)                               Notes in an aggregate principal amount equal to at least 65% of the aggregate principal amount of Notes issued on the first Issue Date remain Outstanding immediately after the occurrence of such redemption; and

(b)                              the redemption must occur not more than 90 days after the date of the closing of such Equity Offering.

Section 3.04.Optional Redemption upon a Tax Event. The Notes may be redeemed, in whole but not in part, at the Company’s option, subject to applicable Argentine laws, at a redemption price equal to 100% of the Outstanding principal amount of the Notes, plus accrued and unpaid interest (including Additional Amounts, if any) to the redemption date, if the Company has or will become obligated to pay Additional Amounts on or in respect of the Notes as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) in any Relevant Jurisdiction, if such change or amendment occurs on or after the date of this Indenture and such obligation cannot be avoided by the Company taking commercially reasonable measures available to it; provided that no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts; and provided further, that commercially reasonable measures shall be understood not to include any change in the Company’s jurisdiction of incorporation or organization or location of the Company’s principal executive office or registered office. Prior to the giving of notice of redemption of Notes pursuant to this Indenture, the Company shall deliver to the Trustee an Officer’s Certificate to the effect that the Company is or at the time of the redemption will be entitled to effect such a redemption pursuant to this Indenture, and setting forth in reasonable detail the circumstances giving rise to such right of redemption. The Officer’s Certificate shall be accompanied by a written opinion of recognized counsel in the Relevant Jurisdiction independent of the Company to the effect that the Company is, or is expected to become, obligated to pay Additional Amounts as a result of a change or amendment, as described above.

Section 3.05.Method and Effect of Redemption. (a) Notice of any redemption will be delivered at least 30 but not more than 60 days before the redemption date to Holders of Notes, with a copy to the Trustee, to be redeemed at their respective registered addresses. In such case, the Company shall provide the Trustee with the information required by Section 3.05(b). For so long as the Notes are listed on the MERVAL, traded on the MAE or listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of such exchanges so require, the Company will cause notices of redemption to also be published as described in Section 10.02.

(b)                              The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(i)                                                  the redemption date;

(ii)                                                  the redemption price, including the portion thereof representing any accrued interest;

(iii)                                                   the place or places where Notes are to be surrendered for redemption;

(iv)                                                   Notes called for redemption must be so surrendered in order to collect the redemption price;

(v)                                                   upon the satisfaction of the conditions precedent included in the notice of redemption, if any, on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(vi)                                                   if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued upon cancellation of the original Note;

(vii)                                             if applicable, the conditions precedent to which the notice of redemption is subject; and

(viii)                                                   if any Note contains a CUSIP, ISIN or common code number, no representation is being made as to the correctness of such CUSIP, ISIN or common code number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                               Notes called for redemption will become due on the date fixed for redemption. The Company will pay the redemption price for the Notes together with accrued and unpaid interest thereon (including Additional Amounts, if any) through the date of redemption. On and after the redemption date, interest will cease to accrue on the Notes as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture. Upon redemption of the Notes by the Company, the redeemed Notes will be cancelled.

(d)                             If fewer than all of the Notes are being redeemed, selection of the Notes for redemption will be made, to the extent permitted under applicable law and securities exchange rules, on a pro rata basis, by lot or by using any other method that the Trustee deems fair and appropriate, or otherwise in accordance with DTC’s procedures and requirements, in denominations of U.S.$1,000 principal amount and higher integral multiples of U.S.$1,000. In the case of definitive Notes, upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. In the case of a Global Note, appropriate adjustments to the amount and beneficial interests in the Global Note will be made as necessary. Any notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. Notes called for redemption become due and payable at the redemption price on the redemption date (subject to the satisfaction of any conditions precedent included in the notice of redemption), and, commencing on the redemption date, Notes redeemed will cease to accrue interest.

(e)                               The Company may acquire Notes by means of their redemption provisions above or by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with the Argentine Capital Markets Law, the CNV Rules and other applicable securities laws, so long as such acquisition does not otherwise breach the terms of this Indenture.

Section 3.06.Offer to Purchase. (a) An Offer to Purchase must be made by written offer (as used in this Section, the “offer”) sent to the Holders. The Company will notify the Trustee at least five (5) days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. In such case, the Company shall provide the Trustee with the information required by Section 3.06(b).

(b)                              The offer must include or state the following as to the terms of the Offer to Purchase:

(i)                                               the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)                                              the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (as used in this Section, the “purchase amount”);

(iii)                                                   the purchase price, including the portion thereof representing accrued interest;

(iv)                                                    an expiration date (as used in this Section, the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (as used in this Section, the “purchase date”);

(v)                                                    a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a multiple of U.S.$1,000 principal amount;

(vi)                                                    the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(vii)                                                   each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(viii)                                                    interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(ix)                                                    on the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

 (x)                                                    Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

 (xi)                                                   (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of U.S.$1,000 principal amount will be purchased;

 (xii)                                                   if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued upon cancellation of the original Note;

(xiii)                                                   if applicable, the conditions precedent to which the Offer to Purchase is subject; and

(xiv)                                                   if any Note contains a CUSIP, ISIN or common code number, no representation is being made as to the correctness of such a CUSIP, ISIN or common code number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)                               Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)                             The Company will comply, to the extent applicable, with Rule 14e-1 under the Exchange Act and all other applicable securities laws or regulations in making any Offer to Purchase. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of Section 3.06or Section 4.12 the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.06or Section 4.12 by virtue of its compliance with such securities laws or regulations.

ARTICLE 4

COVENANTS

Section 4.01.Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Paying Agent money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this clause.

(b)                              An installment of principal or interest will be considered paid on the date due if the Paying Agent (if other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)                               The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d)                             All payments in respect of the Notes represented by the Global Notes are to be made at the office or agency of the Paying Agent in New York City, unless the Company elects to make such payments by check mailed to the registered Holders at their registered addresses. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

(e)                               No Agent shall be obligated to make any payment to Holders until such time as it has received funds and been able to identify or confirm receipt of such funds.

Section 4.02.Maintenance of Office or Agency. The Company will maintain in each of the City of Buenos Aires, Argentina and in each place of payment specified for the Notes an office or agency where the Notes may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. In addition, so long as the Notes are authorized for their public offer in Argentina and the rules of the CNV or other applicable Argentine law so require, and the rules of the MERVAL or of the MAE, as the case may be, so require, the Company will maintain a paying agent, a transfer agent and a registrar in the City of Buenos Aires, Argentina. In the event that the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, so long as the Notes are listed on such exchange and if the rules of such exchange so require, the Company will also maintain a listing agent, a transfer agent and a paying agent in Luxembourg. The Company hereby initially designates Banco Comafi S.A. (as successor of Deutsche Bank S.A.) and Deutsche Bank Luxembourg S.A., respectively, as such offices of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

Section 4.03.Maintenance of Existence; Ratings. The Company will, and will cause each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor and (b) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and similar entitlements necessary or desirable in the normal conduct of its and its Subsidiaries’ business, activities or operations; provided that this Section 4.03 shall not prohibit any transaction by the Company or any of its Subsidiaries otherwise permitted under Article 5 and this Section 4.03 will not require the Company to maintain any such right, privilege, title to property, franchise or similar entitlement, or to preserve the corporate existence of any Subsidiary, if the Company’s Board of Directors determines in good faith that (i) the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the Company and its Subsidiaries’ business taken as a whole and (ii) the loss thereof is not, and will not be, adverse in any material respect to the Holders of the Notes.

The Company shall, for so long as any Notes are Outstanding, use commercially reasonable efforts to maintain ratings on the Notes from at least two Rating Agencies.

Section 4.04. Laws, Licenses and Permits. The Company will, and will cause each of its Subsidiaries to, (a) obtain and maintain in force (or where appropriate, promptly renew) all licenses, permits, registrations, approvals, authorizations or consents necessary or advisable for carrying out its business and operations generally, and (b) perform and observe all the conditions and restrictions contained in, or imposed on, the Company and each of its Subsidiaries by, any such licenses, permits, registrations, approvals, authorizations or consents, except in both cases where failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.05.Ranking. The Notes will: (a) be general, unsecured obligations of the Company; (b) rank equal in right of payment with all existing and future unsubordinated obligations of the Company (except those obligations preferred by operation of Argentine law, including without limitation labor and tax claims); (c) rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any (d) be effectively subordinated to all existing and future secured obligations of the Company, to the extent of the value of the assets securing such obligations; and (e) not be guaranteed by any Subsidiary and therefore will be effectively subordinated to all existing and future obligations of the Subsidiaries.

Section 4.06.Limitation on Debt. (a) The Company:

(i)                                                    will not, and will not permit any of its Subsidiaries to, Incur any Debt; and

(ii)                                                     will not, and will not permit any of its Subsidiaries to, Incur any Disqualified Stock, and will not permit any of its Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Subsidiaries held by the Company or a Subsidiary, so long as it is so held);

provided that the Company or any Subsidiary may Incur Debt or Disqualified Stock and any Subsidiary may Incur Preferred Stock if, (i) on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio is not less than 2.25 to 1.00, and the Leverage Ratio is not greater than 3.00 to 1.00 and (ii) no Default or Event of Default shall have occurred and be continuing.

(b)                              Notwithstanding the foregoing, the Company and, to the extent provided below, any Subsidiary, as applicable, may Incur the following (“Permitted Debt”):

(i)                                                  Debt of the Company or any Subsidiary to the Company or any Subsidiary so long as such Debt continues to be owed to the Company or a Subsidiary; provided, however, that;

(A)                     any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary to which Debt is owed by the Company or another Subsidiary ceasing to be a Subsidiary or any subsequent transfer of any such Debt owed by the Company or a Subsidiary (except to the Company or a Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Company thereof;

(ii)                                                   Debt of the Company pursuant to the Notes (other than Additional Notes);

(iii)                                                   Refinancing Debt in respect of:

(A)                Debt (other than Debt owed to the Company or any Subsidiary of the Company) Incurred pursuant to paragraph (a) above (it being understood that no Debt outstanding on the Issue Date is Incurred pursuant to such paragraph (a) above), or

(B)                      Debt Incurred pursuant to this paragraph (b).

(iv)                                                   Hedging Agreements of the Company or any Subsidiary entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;

(v)                                                   Debt consisting of letters of credit, banker’s acceptances, performance bonds, appeal bonds, surety bonds, bid bonds, customs bonds and other similar bonds and reimbursement obligations Incurred by the Company or any Subsidiary in the ordinary course of business securing the performance of contractual, franchise or license obligations in connection with or to secure statutory, regulatory or similar obligations, or as required by applicable governmental requirements in connection with the operations of the Company or any Subsidiary (in each case, other than for an obligation for borrowed money);

(vi)                                                   Acquired Debt, provided that, after giving effect to the Incurrence thereof, the Company could Incur at least U.S.$1.00 of Debt under Section 4.06(a);

(vii)                                                   Debt of the Company or any Subsidiary outstanding on the Issue Date or Debt existing as of the date of the Merger or assumed as a result of the Merger other than Debt otherwise specified under any clause of this definition of Permitted Debt;

(viii)                                                  Debt of the Company or any Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date and no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or costs of construction or improvement , provided that, the principal amount of any Debt incurred pursuant to this paragraph may not exceed at any time outstanding U.S.$125 million (or the equivalent in other currencies);

(ix)                                                   Other Short Term Debt of the Company or any Subsidiary, so long as before and after the Incurrence thereof the Company and its Subsidiaries remain in compliance with the last paragraph of Section 4.06(a);

(x)                                                   Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;

(xi)                                                   Deeply Subordinated Debt of the Company;

(xii)                                                    Debt of the Company or any Subsidiary Incurred in respect of a Permitted Sale and Leaseback Transaction; and

(xiii)                                                  Debt of the Company or any Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (i) U.S.$250 million (or the equivalent in other currencies) and (ii) 20% of Consolidated Net Tangible Assets.

(c)                               Notwithstanding any other provision of this Section, for purposes of determining compliance with this Section, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Subsidiary may Incur under this Section. For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Debt, the U.S. Dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred or, in the case of revolving credit Debt, first committed; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such Refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such Refinancing.

(d)                             In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section, the Company, in its sole discretion, will classify such item of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section at any time.

(e)                               For purposes of determining compliance with, and the outstanding principal amount of, any particular Debt Incurred pursuant to and in compliance with this Section:

(i)                                                  the outstanding principal amount of any item of Debt will be counted only once;

    (ii)                                                  the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS; and

   (iii)                                                  Guarantees of, or obligations in respect of letters of credit or similar instruments relating to, Debt that is otherwise included in the determination of a particular amount of Debt will not be included.

(f)                                The Company shall not Incur any Debt that is subordinate in right of payment to other Debt of the Company unless such Debt is also subordinate in right of payment to the Notes on substantially identical terms. This shall not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees.

(g)                              The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms shall not be deemed to be an Incurrence of Debt for purposes of clauses (a) and (b) of this Section; provided that any such outstanding additional Debt or Disqualified Stock paid in respect of Debt Incurred pursuant to any provision of clause (b) shall be counted as Debt outstanding for purposes of any future Incurrence of Debt pursuant to clause (a).

Section 4.07.[Intentionally omitted].

Section 4.08.Anti-Layering. The Company will not, and will not permit any Subsidiary to, directly and indirectly, Incur any Debt that is subordinated in right of payment to other Debt of the Company or a Subsidiary unless such Debt is also subordinated in right of payment to the Notes on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

Section 4.09. Limitation on Liens. The Company will not, and will not permit any Subsidiary, to, directly or indirectly, Incur or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever directly or indirectly on any of its properties or assets, whether owned at the Issue Date or thereafter acquired to secure any Debt without effectively providing that the Notes are secured on an equal and ratable basis with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes, prior to) the Debt so secured for so long as such Debt is so secured.

Section 4.10. Limitation On Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset (other than any Permitted Sale and Leaseback Transaction) unless:

(i)                                                    the Company and the Subsidiaries would be entitled to

(A)                  Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction under Section 4.06(a), and

(B)                   create a Lien on such property or asset to secure such Attributable Debt without equally and ratably securing the Notes under Section 4.09,

in which case, the corresponding Debt and Lien shall be deemed to be Incurred pursuant to those provisions.

Section 4.11.[Intentionally omitted].

Section 4.12. Repurchase of Notes Upon a Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or a portion (in integral multiples of U.S.$1,000) of such Holder’s Notes at a purchase price (the “Change of Control Payment”) equal to 101% of the principal amount thereof, plus any accrued and unpaid interest (including Additional Amounts, if any) thereon to the date of purchase.

(b)                              Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to each registered Holder, with a copy to the Trustee, offering to purchase the Notes as described above (a “Change of Control Offer”) and, for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange so require, publish such notice as described in Section 10.02 below. The Change of Control Offer will state, among other things, the purchase date, which must not be less than 30 days or more than 60 days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The Change of Control Offer will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.

(c)                               On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                              accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)                              deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)                              deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(d)                             If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and interest on Notes purchased will cease to accrue on and after the purchase date.

(e)                               The Company will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes through a Change of Control Offer, and the above procedures will be deemed modified as necessary to permit such compliance.

(f)                                The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described under Section 3.01, Section 3.02 or Section 3.04, unless and until there is a default in payment of the applicable redemption price.

Section 4.13.[Intentionally omitted].

Section 4.14.[Intentionally omitted].

Section 4.15.Line and Conduct of Business. The Company will not, and will not permit any of its Subsidiaries, to engage in any business other than the Cable/Telecommunications Business, except to an extent that so doing would not be material to the Company and its Subsidiaries, taken as a whole.

Section 4.16.[Intentionally omitted].

Section 4.17.Report to Holders. The Company will furnish or cause to be furnished to the Trustee in electronic form (for distribution only upon the written request of any Holder that desires to receive the applicable reports, information or documents):

(a)                               within 60 calendar days after the end of each of the first, second and third quarters of the Company’s fiscal year (commencing with the quarter ending June 30, 2016), copies of the unaudited consolidated financial statements of the Company and its

Subsidiaries in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, setting forth in each case in comparative form the figures for the corresponding quarter in, and year-to-date portion of, the previous years, prepared in accordance with IFRS, together with a certificate signed by the person then authorized to sign financial statements on behalf of the Company to the effect that such financial statements are true in all material respects and present fairly in all material respects in accordance with IFRS, the consolidated financial position of the Company as of the end of, and the results of its operations for, the relevant quarterly period, subject to normal year-end adjustments; and

(b)                              within 120 calendar days after the end of each fiscal year of the Company (commencing with the year ended December 31, 2016), copies of the audited consolidated financial statements of the Company and its Subsidiaries in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, setting forth in each case in comparative form the figures for the previous year prepared in accordance with IFRS and audited by a member firm of an internationally recognized firm of independent accountants.

The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicly available and accessible electronically. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

In addition, within the time period prescribed above, the Company will make such information and such reports available by posting such information and reports on its website.

For so long as any of the Notes remain Outstanding and constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.18.Reports to Trustee. The Company will deliver to the Trustee:

(i)                                            within 120 days after the end of each fiscal year an Officers’ Certificate indicating whether the signers know of any Default that occurred during the previous fiscal year, specifying the nature of any Default and its status; and

(ii)                                            as soon as possible and in any event within 30 days after a responsible officer of the Company becomes aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the actions that the Company proposes to take with respect thereto.

Section 4.19.Listing. The Company shall apply to list the Notes on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and use its best efforts to list the Notes on the MERVAL and to trade the Notes on the MAE. If the admission of the Notes to the Luxembourg Stock Exchange and trading on the Euro MTF Market of the Luxembourg Stock Exchange would, in the future, require the Company to publish financial information either more regularly than it would otherwise be required to, or requires the Company to publish separate financial information, or if the listing, in the judgment of the Company, is unduly burdensome, the Company may seek an alternative admission to listing, trading and/or quotation for the Notes by another listing authority, stock exchange and/or quotation system. If such alternative admission to listing, trading and/or quotation of the Notes is not available to the Company or is, in the Company’s commercially reasonable judgment, unduly burdensome, an alternative admission to listing, trading and/or quotation of the Notes may not be obtained.

Section 4.20.Payment of Additional Amounts. (a) The Company shall make all payments of principal, premium, if any, and interest in respect of the Notes free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Argentina, or any other jurisdiction in which the Company or its Paying Agent make payments, in respect of the Notes or by or within any political subdivision thereof or any authority therein or thereof having power to tax, (each, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. In the event of any such withholding or deduction of Taxes by a Relevant Jurisdiction, the Company will pay to Holders such additional amounts (“Additional Amounts”) as will result in the receipt by each Holder of the net amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts will be payable:

(i)                                            in respect of any Taxes that would not have been so withheld or deducted but for the existence of any present or former connection (including, without limitation, a permanent establishment in the Relevant Jurisdiction) between the Holder or beneficial owner of the Note (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership, corporation or other business entity, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner) and any Relevant Jurisdiction with the power to levy or otherwise impose or assess such Tax, other than the mere holding or ownership of such Note or beneficial interest therein or the receipt of payments or the enforcement of rights thereunder;

(ii)                                            in respect of any Taxes that would not have been so withheld or deducted if the Note had been presented for payment within 30 days after the Relevant Date except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented for payment on the last day of such 30-day period;

(iii)                                          in respect of any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of the Note to (A) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (B) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with the Relevant Jurisdiction; provided that such declaration or compliance was required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from all or part of such Taxes and the Company has given the Holders at least 30 days prior notice that they will be required to comply with such requirements;

(iv)                                          in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

(v)                                             in respect of any Taxes that are payable other than by deduction or withholding from payments on the Notes;

(vi)                                          in respect of any Taxes that would not have been so imposed if the Holder had presented the Note for payment (where presentation is required and the Company has given the Holders at least 30 days prior notice that they will be required to comply with such presentation) to another Paying Agent;

(vii)                                            in respect of any payment to a Holder of a Note that is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; and or

(viii)                                          in respect of any combination of paragraphs (i) through (vii) above.

In the event of any merger or other transaction described and permitted under Article 5, in which the surviving entity is a corporation organized and validly existing under the laws of a country other than Argentina, all references to Relevant Jurisdiction under this Section 4.20 and under Section 3.04 will be deemed, for the avoidance of doubt, to include such country and any political subdivision therein or thereof, law or regulations of such country, and any taxing authority of such country or any political subdivision therein or thereof, respectively.

(b)                              Upon written request from the Trustee, the Company shall furnish to the Trustee documentation reasonably satisfactory to the Trustee, evidencing payment of any Taxes so deducted or withheld. Copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.

(c)                               The Company shall promptly pay when due any present or future stamp, issue, registration, court or similar documentary taxes or any other excise or property taxes, charges or similar levies, including interest and penalties, that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Jurisdiction, except those resulting from or required to be paid in connection with, the enforcement of such Notes after the occurrence and during the continuance of a Default with respect to the Notes.

(d)                             In the event that the Company pays any Argentine personal asset tax in respect of the Outstanding Notes, the Company hereby waives any right it may have under Argentine law to seek reimbursement from the Holders or the direct owners of the Notes of any such amounts paid.

Section 4.21.Suspension of Certain Covenants. If at any time after the Issue Date (i) the Notes are rated Investment Grade by at least two of the Rating Agencies and (ii) no Default has occurred and is continuing hereunder (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day, the Company and its Subsidiaries will not be subject to the covenants in Section 4.06 and Section 5.01(a)(iii)(C), (the “Suspended Covenants”).

In the event that the Company and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of the first paragraph of this Section is no longer satisfied, then the Company and its Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events.

The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any Subsidiary prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to Notes. On each Reversion Date, all Debt Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred pursuant to Section 4.06.

ARTICLE 5

LIMITATION ON CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.Limitation on Consolidation, Merger or Sale of Assets by the Company. (a) The Company will not, in a single transaction or series of related transactions,

(i)                                            consolidate with, amalgamate or merge with or into any Person; or

(ii)                                            sell, convey, assign, transfer, or otherwise dispose of (or cause or permit any Subsidiary to sell, convey, assign, transfer, or otherwise dispose of) all or substantially all of its assets as an entirety or substantially an entirety (determined on a consolidated basis for the Company and its Subsidiaries) to any Person;

(iii)                                          unless:

(A)                          either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of Argentina, the United States of America or any State thereof, the District of Columbia or any member country of the Organization for Economic Cooperation and Development and expressly assumes by supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Notes;

(B)                           immediately before and after giving effect to the transaction, no Default has occurred and is continuing;

(C)                           immediately after giving effect to the transaction on a pro forma basis, the Company or the Successor Company could Incur at least U.S.$1.00 of Debt under Section 4.06(a); and

(D)                          the Company delivers to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation, merger or transfer and the supplemental indenture (if any) comply with this Indenture; and

provided, that clauses (B) and (C) do not apply to (i) the consolidation, amalgamation or merger of the Company with or into a Subsidiary or (ii) the consolidation, amalgamation or merger of a Subsidiary with or into the Company.

(b)                              The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons, except as permitted under Section 4.10.

(c)                               Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Company had been named as the Company in this Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all of its assets, the Company will be released from its obligations under this Indenture and the Notes.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01.Events of Default. An “Event of Default” occurs if:

(a)                               the Company defaults in the payment when due of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration or otherwise, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption or Change of Control Offer;

(b)                              the Company defaults in the payment of interest (including any Additional Amounts) on any Note when the same becomes due and payable at maturity, upon acceleration or otherwise, and the default continues for a period of 30 days;

(c)                               the Company fails to comply with Section 5.01.

(d)                             the Company defaults in the performance of or breaches any other covenant or agreement contained in this Indenture or under the Notes, and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the outstanding Notes;

(e)                               there occurs with respect to any Debt of the Company or any of its Significant Subsidiaries having an outstanding principal amount of U.S.$50 million (or the equivalent in other currencies) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) a default caused by a failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(f)                                one or more final and non-appealable judgments or orders for the payment of money are rendered against the Company or any of its Significant Subsidiaries and are not paid or discharged (and are not covered by adequate insurance by a solvent insurer of national or international reputation that has acknowledged its obligations in writing), and there is a period of 60 consecutive days following entry of the final and non-appealable judgment or order (or 30 consecutive days, in the event that an enforcement proceeding is commenced upon the entry of such judgment or order) that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$50 million (or the equivalent in other currencies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(g)                              a distress, attachment, execution, seizure before judgment or other legal or extrajudicial process is levied, enforced on or against any part of the property, assets or revenues of the Company or any of its Subsidiaries, which, if executed or consummated, would have a Material Adverse Effect on the Company’s ability to make scheduled principal and interest payments on the Notes, unless (a) such distress, attachment, execution, seizure before judgment or other legal or extrajudicial process is discharged or stayed within 90 days of notice to the Company or such Subsidiary, as the case may be, or (b) if such distress, attachment, execution, seizure before judgment or legal or extrajudicial process shall not have been discharged or stayed within such 90-day period, the Company or such Subsidiary, as the case may be, shall have contested in good faith by appropriate proceedings such distress, attachment, execution, seizure before judgment or legal process; provided that if such distress, attachment, execution, seizure before judgment or legal process shall not have been discharged or stayed within 365 days of notice to the Company or such Significant Subsidiary, as the case may be, the Company or such Significant Subsidiary shall have posted a bond or other appropriate collateral which shall have substituted such distress, attachment, execution, seizure before judgment or other legal or extrajudicial process within such time period;

(h)                              the Company or any of its Significant Subsidiaries shall, after the Issue Date:

(A) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors pursuant to a concurso preventivo de acreedores, (B) seek approval of its creditors for an acuerdo preventivo extrajudicial impairing the Notes through any means, including the distribution of an offering circular or similar disclosure materials to creditors in connection with such acuerdo preventivo extrajudicial, (C) file for court endorsement of an acuerdo preventivo extrajudicial impairing the Notes, (D) apply for or consent to the appointment (in a similar court proceeding) of a receiver, Trustee, liquidator or the like for itself or its property or (E) make a general assignment for the benefit of its creditors;

(i)                                  any order, judgment or decree shall be entered by any court of competent jurisdiction to effect any bankruptcy, reorganization, dissolution, winding up, liquidation, the appointment of a Trustee, a receiver, liquidator or the like of the Company or any of its Significant Subsidiaries or of all of the assets thereof or other like relief in respect of the Company or any of its Significant Subsidiaries under any applicable bankruptcy or insolvency law, and such order, judgment or decree remains unstayed and in effect for a period of 60 consecutive days;

(j)                                  any condemnation, seizure, compulsory purchase or expropriation, or taking into custody or control, by any Governmental Authority or agency of assets or Capital Stock of the Company or any of its Subsidiaries which, in the aggregate, would be likely to have a Material Adverse Effect; or

(k)                              it becomes unlawful for the Company or any of its Subsidiaries to perform any of their obligations under this Indenture or the Notes, or any payment obligations of the Company or any Subsidiary hereunder or thereunder ceases to be valid, binding or enforceable or the binding effect or enforceability thereof is contested by the Company, or the Company denies that it has any further liability or obligation hereunder or in respect hereof.

Section 6.02.Acceleration. (a) If an Event of Default other than a default described under Section 6.01(h) or Section 6.01(i) above with respect to the Company occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(e) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If an Event of Default described under Section 6.01(h) or Section 6.01(i) above with respect to the Company occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                              The Holders of a majority in principal amount of the Outstanding Notes may, by written notice to the Company and to the Trustee, waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(i)                                                all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest (including Additional Amounts) on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)                                              the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

Section 6.03.Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.Waiver of Past Defaults. Except as otherwise provided in Section 6.02, Section 6.07, Section 9.02 and Section 9.03, the Holders of a majority in principal amount of the Outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06.Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or the Notes, unless:

(a)                               the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)                              Holders of at least 25% in aggregate principal amount of Outstanding Notes have made written request to the Trustee to institute proceedings in respect of an Event of Default;

(c)                               Holders have offered and provided to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)                             the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(e)                               during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction that is inconsistent with such written request;

provided, that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note (and Additional Amounts, if any) on or after the respective due dates expressed in such Note.

Section 6.07.Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates (including any acción ejecutiva individual pursuant to Article 29 of the Negotiable Obligations Law), may not be impaired or affected without the consent of that Holder. To that effect, any beneficial owner of Global Notes shall have the right to obtain evidence of its beneficial ownership interest in a Global Note in accordance with Section 129 of the Argentine Capital Markets Law (including for initiating summary proceedings (acción ejecutiva) in the manner provided by the Negotiable Obligations Law), and for such purposes, such beneficial owner will be treated as the owner of that portion of the Global Note which represents its beneficial ownership interest therein.

Section 6.08.Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

Section 6.09.Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property, and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any custodian, receiver, assignee, Trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.06.

Section 6.10.Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee and Agents for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit instituted by the Trustee, suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.

Section 6.13.Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

THE TRUSTEE

Section 7.01.General. (a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)                              Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.

Section 7.02.Certain Rights of Trustee. (a) The Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)                              Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 10.04 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c)                               The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered and provided to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(d)                             The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(e)                               The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)                                No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.

(g)                              The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee at its Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes, such notice specifically identifying this Indenture and the Notes.

(h)                              The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder. The obligations of the Agents hereunder are several and not joint.

(i)                                  In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)                                  The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(k)                              the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof. The Trustee may assume without inquiry in the absence of written notice to the contrary that the Company is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(l)                                  The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion choose to do so.

(m)                          The Agents shall act solely as agents of the Company and not as agents of the Holders.

(n)                              The Trustee may employ agents or attorneys to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Trustee and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

Section 7.03.Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days after the date it has acquired such conflicting interest or resign. Any Agent may do the same with like rights.

Section 7.04.Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute this Indenture and authenticate the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the

Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.Notice of Default. If any Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice of such Default, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06.Compensation And Indemnity. (a) The Company will pay the Trustee compensation for its services as agreed upon in writing. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                              The Company will indemnify the Trustee and Agents or their respective officers, directors, employees, representatives and agents for, and hold them harmless against, any claim, loss, damage, or liability or expense (including reasonable and documented attorney’s fees and expenses) incurred by them without gross negligence or willful misconduct on their part arising out of or in connection with the acceptance or administration of this Indenture and their duties under this Indenture and the Notes, including reasonable documented costs and expenses of defending themselves against any claim or liability and of complying with any process served upon them in connection with the exercise or performance of any of their powers or duties under this Indenture and the Notes.

(c)                               To secure the Company’s payment obligations in this Section, the Trustee shall have a senior claim with regards to such payments to that of the Notes on all money or property held or collected by the Trustee or an Agent, except money or property held in trust to pay principal of, and interest on particular Notes.

(d)                             The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

(e)                               Without prejudice to any other rights available to the Trustee and the Agents under applicable law, when the Trustee and the Agents incur expenses (including the fees and expenses of counsel) after the occurrence of a Default with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, by each agent (including the Agents), any custodian and any other Person employed with due care to act as agent hereunder.

Section 7.07.Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Company.

(ii)                                                      The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii)                                                      If the Trustee is no longer eligible under Section 7.09, any Holder who has been a bona fide Holder of a Note or Notes for at least 6 months may, on behalf of himself and others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)                                                     The Company may remove the Trustee by Company Order if: (A) the Trustee is no longer eligible under Section 7.09; (B) the Trustee is adjudged bankrupt or insolvent or an order or relief is entered with respect to the Trustee; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

Furthermore, so long as no Event of Default has occurred and is continuing, the Company may, in its discretion, remove the Trustee at any time. A resignation or removal of the Trustee and appointment of a successor Trustee, will become effective only upon (i) notice to the CNV of such appointment and (ii) such successor Trustee’s acceptance of appointment as provided in this Section.

(b)                                      If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                       Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor

Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.08.Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.09.Eligibility. This Indenture must always have a Trustee that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

Section 7.10.Representative of the Trustee in Argentina. (a) As long as it is required by Argentine law or by the CNV Rules, the Trustee will have a representative in Argentina for the sole purpose of receiving notices from the CNV and/or the Holders. Banco Comafi S.A. (as successor of Deutsche Bank S.A.) will initially act as the Representative of the Trustee in Argentina for such purposes. Banco Comafi S.A. (as successor of Deutsche Bank S.A.) hereby accepts such appointment in relation to the Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of this Section 7.10(b).

(b) The Representative of the Trustee in Argentina need to perform only those duties that are specifically set forth in this Section 7.10(b), and such duties shall be determined solely by the express provisions of this Section 7.10(b), or as the Representative of the Trustee in Argentina may agree in writing from time to time with the Trustee. No implied covenants or obligations shall be read into this Section 7.10(b), against the Representative of the Trustee in Argentina. It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were the Trustee’s attorney-in-fact. The duties of the Representative of the Trustee in Argentina as of the date hereof are solely to: (i) receive from the Holders, the Company, and any governmental or regulatory authority or entity in Argentina, all letters, claims, requests, notice or any other document required by Argentine law or by the CNV Rules to be sent to, and received by, the Trustee, (ii) deliver to the Trustee, within three Business Days after its receipt, all such letters, claims, requests, notices or documents, (iii) following the express instructions of the Trustee, respond to or answer such letters, claims, requests, notices or documents, (iv) call a meeting of the Holders pursuant to Section 9.04, and (v) take any other action as instructed by the Trustee.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01.Discharge of Company’s Obligations. The Company may, at its option, at any time elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Notes upon compliance with the conditions set forth in this Section 8.

Section 8.02.Legal Defeasance. Upon the Company’s election of the “legal defeasance” option applicable to this Section 8.02, and subject to the satisfaction of the conditions set forth in Section 8.04, the Company will be discharged from any and all obligations in respect of the Notes (except for the obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust). Subject to compliance with this Section, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 8.03. If the Company exercises the “legal defeasance” option, any payment on the Notes may not be accelerated due to an Event of Default with respect thereto.

Section 8.03.Covenant Defeasance. Upon the Company’s election of the “covenant defeasance” option applicable to this Section 8.03, and subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the Company, as applicable, need not comply with the covenants set forth in Sections 4.03 and 4.06 through 4.20, inclusive, and Section 5.01(a)(iii)(C) and (D) and clauses (d), (e), (f) and (g) of Section 6.01 will no longer constitute Events of Default.

Section 8.04.Application of Trust Money. In order to exercise the options set forth in Section 8.02 or Section 8.03 above the Company must irrevocably deposit with the Trustee, outside of Argentina in trust, (1) money, (2) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (3) a combination thereof, in each case, sufficient in the opinion of a certified public accounting firm delivered to the Trustee to pay and discharge the principal of, interest and Additional Amounts, if any, on the Outstanding Notes on the dates such payments are due, in accordance with the terms of the Notes, to and including the redemption date irrevocably designated by the Company pursuant to the final sentence of this Section on the day on which payments are due and payable in accordance with the terms of this Indenture and of the Notes; and no Event of Default (including by reason of such deposit) with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date. The defeasance options set forth in Section 8.02 or Section 8.03 above will become effective 91 days after such deposit if and only if the Company delivers to the Trustee: (i) an Opinion of Counsel to the effect (x) that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge of certain obligations, which in the case of Section 8.02 must be based on a change in law or a ruling by the U.S. Internal Revenue Service, and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (x) that the defeasance trust is not, or is not required to be registered as, an investment company under the Investment Company Act of 1940, as amended and (ii) an Opinion of Counsel and an Officers’ Certificate as to compliance with all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of the Notes. If the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Notes to and including a redemption date on which all of the Outstanding Notes are to be redeemed, such redemption date shall be irrevocably designated by a resolution of the Board of Directors of the Company delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations and such resolutions shall be accompanied by an irrevocable request from the Company that the Trustee give notice of such redemption in the name of and at expense of the Company not less than 30 nor more than 60 days prior to such redemption date in accordance with this Indenture.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Section 8.05.Repayment to Company. Subject to Section 7.06, Section 8.01, Section 8.02 or Section 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06.Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, Section 8.02 or Section 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.Amendments Without Consent of Holders. (a) The Company and the Trustee, upon the Trustee’s receipt of an Officers’ Certificate confirming compliance with the requirements of this Indenture, may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:

(i)                                               to cure any ambiguity, defect or inconsistency in this Indenture or the Notes in a manner that is not materially adverse to the rights of the Holders of Notes;

(ii)                                             to comply with Article 5, including to provide for the assumption by a successor of the obligations of the Company;

(iii)                                              to evidence and provide for the acceptance of an appointment by a successor Trustee hereunder;

(iv)                                             to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(v)                                              to provide for or confirm the issuance of Additional Notes;

(vi)                                              to comply with any requirement of the CNV, MERVAL or MAE;

(vii)                                              to make any other change that does not materially or adversely affect the rights of any Holder;

(viii)                                             to conform any provision of this Indenture or the Notes to the “Description of the Notes” under the Offering Memorandum;

(ix)                                             to add further covenants, restrictions, conditions or provisions as are for the benefit of the Noteholders; or

(x)                                                to surrender any right or power conferred upon the Company.

Section 9.02.Amendments With Consent of Holders. Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or Section 9.03, the Company and the Trustee, upon the Trustee’s receipt of an Officer’s Certificate and an Opinion of Counsel confirming compliance with the requirements of this Indenture and the Notes in accordance with Section 10.03 and Section 10.04, may amend this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the Outstanding Notes, and the Holders of a majority in principal amount of the Outstanding Notes may waive future compliance by the Company or a Subsidiary with any provision of this Indenture or the Notes.

The Trustee shall not be obligated to enter into any amendment that adversely affects its own rights, duties or immunities under this Indenture.

Section 9.03.Amendments With Unanimous Consent of Holders.

(a)                                     Notwithstanding the provisions of Section 9.02, without the unanimous consent of the Holders affected, an amendment, supplement or waiver may not:

(i)                                                 reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(ii)                                                reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(iii)                                               amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred;

(iv)                                             make any Note payable in money other than that stated in the Note or change the place at which any Note is payable;

(v)                                              impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(vi)                                             reduce the principal amount of the Notes required for amendments or waivers, or modify any provisions of this Indenture relating to meetings of Holders of the Notes (except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note adversely affected thereby);

(vii)                                            modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes;

(viii)                                           make any change in the provisions of this Indenture described under Section 4.20 that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from any applicable taxes;

(ix)                                             modify or change the governing law of the Notes or the applicable jurisdiction for actions in connection with this Indenture.

Pursuant to the Negotiable Obligations Law, approval of any amendment, supplement or waiver by the Holders requires the consent of such Holders to be obtained pursuant to a meeting of Holders of Notes held in accordance with the provisions described in Section 9.04.

It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(b)                              An amendment, supplement or waiver under Section 9.02 or this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes.

Section 9.04.Meetings of Holders. (a) A meeting of the Holder of Notes may be called by the Company’s Board of Directors or supervisory committee (órgano de fiscalización), the Trustee or upon the request of the Holders of at least 5% in principal amount of the Outstanding Notes.

(b)                              Meetings of Holders of the Notes shall be held in accordance with the Negotiable Obligations Law. Meetings may be ordinary or extraordinary. Any proposed amendment to the terms and conditions of the Notes shall be dealt with at any extraordinary meeting. Meetings of Holders shall be held in the City of Buenos Aires, Argentina. In any case, meetings shall be held at such time and at such place as the Company, the Holders of the Notes or the Trustee shall determine. Any resolution passed at a meeting with the requisite vote shall be binding on all Holders, as the case may be (whether present or not at such meeting).

(c)                               If a meeting is being held pursuant to a request of the Holders of the Notes, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be.

(d)                             Notice of any meeting of Holders of Notes (which shall include the date, place and time of the meeting, the agenda for such meeting and the requirements for attendance) shall be given not less than 10 nor more than 30 days prior to the date fixed for the meeting and will be published at the Company’s expense for five (5) Business Days in Argentina in the Official Gazette of Argentina (Boletín Oficial), in a newspaper of general circulation in Argentina, in the Bulletin of the BCBA, in accordance with the delegation of powers of the MERVAL set forth in Resolution No. 17,501 of the CNV (as long as the Notes are listed on the MERVAL), in the Bulletin of the MAE (as long as the Notes are traded on the MAE) and on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) (as long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require) or such other informative systems of the markets in which the Notes are listed as is applicable. Meetings of Holders may be simultaneously convened for two dates, in case the initial meeting were to be adjourned for lack of quorum. However, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum will be given not less than eight days prior to the date fixed for such new meeting and will be published for three Business Days in the Official Gazette of Argentina, a newspaper of general circulation in Argentina, the Bulletin of the BCBA (as long as the Notes are listed on the MERVAL), the Bulletin of the MAE (as long as the Notes are listed on the MAE) and on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) (as long as the

Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require) or such other informative system of the markets in which the Note are listed, as is applicable.

(e)                               To be entitled to attend and vote at a meeting of Noteholders, a Person shall be (i) a Holder of Notes as of the relevant record date or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of Notes.

(f)                                The quorum at any ordinary meeting called to adopt a resolution will be Persons holding or representing a majority in aggregate principal amount of the Notes then Outstanding and at any reconvened adjourned ordinary meeting will be any Person(s) present at such reconvened adjourned meeting of Noteholders of the Notes.

(g)                              The quorum at any extraordinary meeting called to adopt a resolution will be Persons holding or representing at least 60% in aggregate principal amount of the Notes then Outstanding and at any reconvened adjourned extraordinary meeting will be Persons holding or representing at least 30% in aggregate principal amount of the Notes then Outstanding. At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Notes (other than the provisions referred to in the fourth preceding paragraph) will be validly passed and decided if approved by the persons entitled to vote a majority in aggregate principal amount of the Notes then Outstanding represented and voting at the meeting. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to this Indenture or to the Notes with the requisite vote will be conclusive and binding upon all holders of Notes of such series whether or not they have given such consent or were present at any meeting, and on all Notes.

(h)                              The Company will designate or, in the case of any Notes issued under this Indenture, the Trustee will designate the record date for determining the Holders of Notes entitled to vote at any meeting and the Company will provide notice to Holders of Notes in the manner set forth in this Indenture. The Holder of a Note may, at any meeting of Holders of Notes at which such Holder is entitled to vote, cast one vote for each U.S. Dollar in principal amount of the Notes held by such Holder in which such Notes are denominated.

(i)                                  For the purposes of clarification, Holders of Notes may take such actions outside of Argentina in any other manner permitted by New York law (such as via written consent); however, no such action will be valid under Argentine law until it has been ratified by a meeting of Holders (or their representatives) held in the City of Buenos Aires in accordance with the Negotiable Obligations Law as described above. As a result, the ability of Holders to take actions under this Indenture and/or the Notes, including actions after the occurrence of a Default, will be affected by these requirements.

Section 9.05.Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)                              If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.06.Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, in addition to the documents required by Section 10.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such Officer’s Certificate and such Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.07.Amendments. Promptly after the execution by the Company and the Trustee of any supplement, amendment or waiver to this Indenture, the Company will give notice thereof to the Holders of the Notes (or cause the Trustee to give notice thereof to the Holders of the Notes), to the CNV, the MERVAL and the MAE, setting forth in general terms the substance of such supplement, amendment or waiver. If the Company fails to give such notice to the Holders of the Notes within fifteen (15) days after the execution of such supplement, amendment or waiver, the Trustee will give notice to the Holders at the Company’s expense. Any failure by the Company or the Trustee to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplement, amendment or waiver. In the event that the Notes are listed on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market or listed on any other securities exchange, such meetings of Holders and notices thereof will also comply with the applicable rules of the Luxembourg Stock Exchange or such other securities exchange, as applicable.

ARTICLE 10

MISCELLANEOUS

Section 10.01.                    Noteholder Actions. (a) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (as used in this

Section, an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)                                            Subject to compliance with Section 9.04, the Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(b)                         Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to clause (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(c)                          Subject to compliance with Section 9.04, the Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 10.02.                    Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) when mailed by first class mail, (iii) when sent by facsimile transmission, with transmission confirmed or (iv) when published or, if published on different dates, on the date of the first such publication. Any notice to the Trustee shall be in writing in English and will be effective only upon receipt. Any obligation of the Trustee or any Agent to provide notice to the Holders shall have been satisfied upon delivery of such notice to the relevant clearing system. In each case the notice or communication should be addressed as follows:

if to the Company:

Cablevisión S.A.

Hornos 690

Ciudad Autónoma de Buenos Aires

Argentina

Tel: +54(11) 5539-4589

Fax: +54(11) 4001 5783

Attention: Marcelo Iribarne

if to the Trustee, Registrar and Transfer Agent, and Paying Agent:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

Attn: Corporates Team Deal Manager – Cablevision S.A.

Fax: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attn: Corporates Team Deal Manager – Cablevision S.A.

Fax: 732-578-4635

if to the Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina:

Banco Comafi S.A. (as successor of Deutsche Bank S.A.)

Tucumán 1 piso 13

Ciudad Autónoma de Buenos Aires

Argentina

Fax: +54(11)4590-2990

If to the Luxembourg Paying Agent, Listing Agent and Transfer Agent:

Deutsche Bank Luxembourg S.A.

Corporate Trust and Agency Services

2, Boulevard Konrad Adenauer, 1115 Luxembourg,

Luxembourg

Fax: +352 473136

Attn: Coupon Paying Department

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                              Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication, at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)                               For so long as any Notes are listed on the MERVAL and traded on the MAE, the Company will publish all notices to Holders in the Bulletin of the BCBA in the City of Buenos Aires, Argentina, as provided by the MERVAL rules from time to time, in the on-line bulletin of the MAE, and in a widely circulated newspaper in Argentina.

(d)                             For so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will publish all notices to Holders in English in a leading newspaper having a general circulation in Luxembourg (which as of the date hereof is expected to be the Luxembourger Wort); or if such Luxembourg publication is not practicable, the Company may publish notices to Holders via the website of the Luxembourg Stock Exchange at http://www.bourse.lu, provided that such method of publication satisfies the rules of such exchange.

(e)                               The Company shall also cause all such other publications of such notices as may be required from time to time in any manner by the provisions of the Negotiable Obligations Law, the Argentine Capital Markets Law, the CNV Rules and by any applicable Argentine law (including without limitation publishing notices at the official site of the CNV (www.cnv.gov.ar)).

(f)                                Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(g)                              The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized

Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 10.03.                    Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(1)                    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                    an Opinion of Counsel stating that all such conditions precedent have been complied with.

(b)                              In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

(c)                               Any Officers’ Certificate of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel or representation of counsel, unless such Officer knows that such Opinion of Counsel or representation with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous. Any certificate of an Officer or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to accounting matters, upon a certificate, opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless the Officer or such counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the accounting matters upon which such certificate of an Officer or Opinion of Counsel is based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d)                             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 10.04.                    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)                               a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)                              a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)                               a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                             a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 10.05.                    Payment Date Other Than A Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note and including Additional Amounts) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 10.06.                    Governing Law, Etc. (a) Each of this Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, provided that the Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Corporations Law No. 19,550 as amended, the Argentine Capital

Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Company to execute and deliver the Notes, the authorization of the CNV for the public offering of the Notes in Argentina and certain matters in relation to meetings of Holders.

(b)               Each of the parties hereto:

(i)                                      agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or New York state court sitting in the Borough of Manhattan, New York City, New York (the “Specified Courts”),

(ii)                                    irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any suit, action or proceeding,

(iii)                                     waives, to the fullest extent permitted by applicable law, any objection which it may have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile,

(iv)                                   agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment; provided that service of process is effected upon the Company in the manner provided by this Indenture, and

(v)                                    irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Notes.

(c)          As long as any of the Notes remain Outstanding, the Company will at all times have an authorized agent in New York City (the “Authorized Agent”), upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Note. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, New York, NY 10011. Notwithstanding the foregoing, the Company may, with prior written notice to the Trustee, terminate the appointment of CT Corporation System and appoint another agent for the above purposes so that the Company shall at all times have an agent for the above purposes in New York City.

(d)        To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, in any jurisdiction in which any Specified Court is vested, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, in any Specified Court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company , or any other matter under or arising out of or in connection with, the Notes or this Indenture, the Company irrevocably and unconditionally waives or shall waive such right, and agrees not to plead or claim any such immunity and consent to such relief and enforcement; provided that if the Argentine courts determine that any of the Company’s properties located in Argentina is necessary for the provision of an essential public services, such property might not be subject to attachment, whether preliminary or in aid of execution.

Section 10.07.                                 Currency Indemnity. (a) U.S. Dollars is the sole currency of account and payment for all sums payable by the Company and under or in connection with the Notes or this Indenture. The Company’s obligations under the Notes and this Indenture to the Trustee and the Holders of the Notes to make payment in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (in this Section, the “Judgment Currency”) or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the Judgment Currency the payee may in accordance with normal banking procedures purchase U.S. Dollars in the amount originally due with the Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under the Notes and this Indenture in U.S. Dollars into a Judgment Currency, the rate of exchange shall be that at which, in accordance with normal banking procedures, such payee could purchase such U.S. Dollars in New York, New York with the Judgment Currency on the Business Day immediately preceding the day on which such judgment is rendered. The Company’s obligation in respect of any such sum due under the Notes and this Indenture shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the relevant payee of any sum adjudged to be due under the Notes and this Indenture in the Judgment Currency the relevant payee may, in accordance with normal banking procedures, purchase and transfer U.S. Dollars to New York City with the amount of the Judgment Currency so adjudged to be due (giving effect to any set-off or counterclaim taken into account in rendering such judgment). Accordingly, the Company, as a separate obligation and notwithstanding any such judgment, agrees to indemnify each of the Holders of the Notes and the Trustee against, and to pay on demand, in U.S. Dollars, the amount by which the sum originally due to the Holders of the Notes or the Trustee in U.S. Dollars under the Notes and this Indenture exceeds the amount of the U.S. Dollars so purchased and transferred.

(b)                                      The Company agrees that, notwithstanding any restriction or prohibition on access to the MULC in Argentina, any and all payments to be made under the Notes and this Indenture shall be made in U.S. Dollars. Nothing in the Notes and this Indenture shall impair any of the rights of the Holders of the Notes or the Trustee or justify the Company in refusing to make payments under the Notes and this Indenture in U.S.

Dollars for any reason whatsoever, including, without limitation, any of the following: (i) the purchase of U.S. Dollars in Argentina by any means becoming more onerous or burdensome for the Company than as of the date of this Indenture and (ii) the exchange rate in force in Argentina increasing significantly from that in effect as of the date of this Indenture. The Company waives the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code), impossibility of paying in U.S. Dollars (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles).

(c)                               In the event that, on any payment date in respect of the Notes, any restriction (including de facto restrictions) or prohibition to access the MULC in Argentina exists, the Company shall seek to pay all amounts payable under the Notes in U.S. Dollars either (i) by purchasing at market price securities of any series of U.S. Dollar-denominated Argentine sovereign bonds or any other securities or private or public bonds issued in Argentina, and transferring and selling such instruments outside Argentina for U.S. Dollars, to the extent permitted by applicable law, or (ii) by any other reasonable means permitted by Argentine law, in each case, on such payment date. All costs and taxes payable in connection with such procedures referred to in clauses (i) and (ii) of this paragraph (c) shall be borne by the Company.

Section 10.08.                                 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 10.09.                                 Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 10.10.                                 Counterparts. The parties may sign this Indenture in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Section 10.11.                                 Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 10.12.                                 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 10.13.                                 No Personal Liability of Directors, Officers, Employees, Incorporators, Members or Stockholders. Except as specifically provided under Argentine law, no director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver may not be effective to waive liabilities under the Article 34 of the Negotiable Obligations Law, Article 54 of the General Corporations Law, Sections 119 and 120 of the Argentine Capital Markets Law and other applicable Argentine regulations, or under federal securities laws and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

Section 10.14.                                 Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (as used in this Section 10.14, “Applicable Law”), the Trustee and the applicable Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and/or the Agents, as applicable. Accordingly, each of the parties agree to provide to the Trustee and the applicable Agents upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Agents to comply with Applicable Law.

Section 10.15.                                 Force Majeure. Each of the Trustee and the Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond their own control that could not have reasonably been avoided or overcome (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority restricting or prohibiting the performance of obligations contemplated by this Indenture, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 10.16.                                 Waiver of Trial by Jury. Each of the Company, the Holders and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Securities of any Series.

CABLEVISIÓN S.A., as Issuer

By:	/S/ ALEJANDRO URRICELQUI
Name: Alejandro Urricelqui
Title: Chairman of the Board

By:	/S/ MARCELO IRIBARNE
Name: Marcelo Iribarne
Title: Attorney-in-fact

[Signature Page – Cablevisión Amended Indenture]

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee, Paying Agent,
Registrar and Transfer Agent

By: Deutsche Bank National Trust
Company

By:	/S/ IRINA GOLOVASHCHUK
Name: Irina Golovashchuk
Title: Vice President

By:	/S/ CHRIS NIESZ
Name: Chris Niesz
Title: Assistance Vice President

[Signature Page – Cablevisión Amended Indenture]

EXHIBIT A

[FORM OF FACE OF CERTIFICATED NOTE]

CABLEVISIÓN S.A.

[RESTRICTED SECURITIES ACT LEGEND]

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND MAY BE REMOVED SOLELY AT THE DIRECTION OF THE ISSUER.]

[REGULATION S SECURITIES ACT LEGEND]

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION. THIS LEGEND MAY BE REMOVED SOLELY AT THE DIRECTION OF THE ISSUER.]

No. [ ]	CUSIP No.	[ ]
	ISIN No.	[ ]
	Common Code No.	[ ]

CABLEVISIÓN S.A.

A sociedad anónima having its principal offices at Hornos 690, Ciudad Autónoma de Buenos Aires, Argentina, incorporated under the laws of Argentina on April 5, 1979, having its main purpose and activity the exploitation of ancillary broadcasting services and telecommunications services, and registered with the Public Registry of Commerce under the number 2719, Book 93, Volume A of “Sociedades Anónimas”, having its domicile in the City of Buenos Aires and a term of existence of 99 years.

CABLEVISIÓN S.A., a sociedad anónima organized under the laws of Argentina (the “Company”), for value received, hereby promises to pay to                           or registered assigns, upon surrender hereof the principal sum of               UNITED STATES DOLLARS (U.S. $                         ) or such amount as shall be the outstanding principal amount hereof, on June 15, 2021, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Reference is made to the Indenture dated as of June 15, 2016 (as amended and restated in its entirety as of December [•], 2017, and as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), Paying Agent (the “Paying Agent”), Registrar and Transfer Agent (the “Registrar and Transfer Agent”), Banco Comafi S.A. (as successor of Deutsche Bank S.A.), as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina, and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent, Listing Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Interest Rate: 6.500% per annum

Interest Payment Dates: June 15 and December 15, commencing December 15. 2016.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Certificated Note is a negotiable obligation (obligación negociable) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962 (the “Negotiable Obligations Law”) and other applicable Argentine laws and regulations.

This Certificated Note has been issued pursuant to the resolutions of the meeting of shareholders of CABLEVISIÓN S.A. passed on April 28, 2014 and April 20, 2016 and the resolutions of the Board of Directors of CABLEVISIÓN S.A. passed on May 11, 2016 and May 27, 2016.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

CABLEVISIÓN S.A.

By:
Name:
		Title:	Director

By:
Name:
		Title:	Syndic

CERTIFICATE OF AUTHENTICATION

This is one of the 6.500% Notes Due 2021 described in the Indenture referred to in this Note.

Deutsche Bank Trust Company Americas, as
Trustee

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

[FORM OF REVERSE OF CERTIFICATED NOTE]

CABLEVISIÓN S.A.

6.500% Notes Due 2021

1.         Principal and Interest.

The Company promises to pay the principal of this Note on June 15, 2021.

Interest on this Notes will accrue at the rate of 6.500% per year and will be payable semi-annually in arrear on June 15 and December 15 of each year, commencing on December 15, 2016. Payments will be made to the persons who are registered Holders at the close of business on the June 1 and December 1, as the case may be, immediately preceding the applicable interest payment date.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.         Indenture.

This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are: (a) general, unsecured obligations of the Company; (b) rank equal in right of payment with all existing and future unsubordinated obligations of the Company (except those obligations preferred by operation of Argentine law, including without limitation labor and tax claims); (c) rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any (d) effectively subordinated to all existing and future secured obligations of the Company, to the extent of the value of the assets securing such obligations; and (e) not guaranteed by any Subsidiary and therefore are effectively subordinated to all existing and future obligations of the Subsidiaries. The Indenture limits the original aggregate principal amount of the Notes to U.S.$500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

3.         Redemption and Repurchase.

The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture.

4.         Registered Form; Denominations; Transfer; Exchange.

The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.

The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.

A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.         Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedied provided in the Indenture.

6.         Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes present or represented at a meeting in which a quorum is present. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided such actions shall not adversely affect the interest of the Holders.

7.         Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.         Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.

The Notes shall be governed by, and construed in accordance with, the laws of the State of New York; provided that the Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Company to execute and deliver the Notes, the authorization of the CNV for the public offering of the Notes in Argentina and certain matters in relation to meetings of Holders.

The Company submits to the non-exclusive jurisdiction of the New York State and U.S. federal courts located in the Borough of Manhattan, New York City (the “Specified Courts”) with respect to any action that may be brought in connection with the Notes and has appointed CT Corporation System as agent for service of process.

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Note from U.S. dollars into another currency, the Company has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Company may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such holder could purchase U.S. dollars with such other currency in New York City, New York on the day that is two Business Days preceding the day on which final judgment is given.

Claims against the Company for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.

9.         Waiver of Immunity.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, in any jurisdiction in which any Specified Court is vested, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment in any Specified Court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with, the Notes, the Company irrevocably and unconditionally waives or will waive such right, and agrees not to plead or claim any such immunity and consents to such relief and enforcement; provided that if the Argentine courts determine that any of the Company’s properties located in Argentina is necessary for the provision of an essential public service, such property might not be subject to attachment, whether preliminarily or in aid of execution.

10.       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 3.06 or [•] of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 3.06 or [•] of the Indenture, state the amount (in original principal amount) below:

U.S.$	.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee[1]:

1                                           Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following changes in the aggregate principal amount of Notes represented by this Certificated Note have been made:

	Amount of	Amount of
	decrease in	increase in
	aggregate	aggregate
	principal	principal
	amount of	amount of	Outstanding
Date	Notes	Notes	Balance	Signature

EXHIBIT B

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                                   attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

In connection with any transfer of this Note:

[Check One]

☐                    (a)                     this Note is being transferred to the Company; or

☐                    (b)      this Note is being transferred pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”) and, accordingly, the undersigned does hereby further certify that this Note is being transferred to a Person that the undersigned reasonably believes is purchasing this Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States;

☐                    (c)                     this Note is being transferred pursuant to and in accordance with Regulation S and:

(A)                          the offer of this Note was not made to a Person in the United States;

(B)                           either:

(i)         at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii)        the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(C)                           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or

☐                    (d)                   this Note is being transferred in a transaction permitted by Rule 144;

☐                    (e)     the undersigned did not purchase this Note as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption (other than (a) through (d) above) from the registration requirements under the Securities Act and the undersigned has delivered to the Trustee such additional evidence that the Company or the Trustee may require as to compliance with such available exemption.

If none of the foregoing boxes are checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF RESTRICTED GLOBAL NOTE]

CABLEVISIÓN S.A.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DIRECTION OF THE ISSUER.

No. [ ]	CUSIP No. 12686N AT2
ISIN No. US12686NAT28

CABLEVISIÓN S.A.

A sociedad anónima having its principal offices at Hornos 690, Ciudad Autónoma de Buenos Aires, Argentina, incorporated under the laws of Argentina on April 5, 1979, having its main purpose and activity the exploitation of ancillary broadcasting services and telecommunications services, and registered with the Public Registry of Commerce under the number 2719, Book 93, Volume A of “Sociedades Anónimas”, having its domicile in the City of Buenos Aires and a term of existence of 99 years.

CABLEVISIÓN S.A., a sociedad anónima organized under the laws of Argentina (the “Company”), for value received, hereby promises to pay to                                 or registered assigns, upon surrender hereof the principal sum of                          UNITED STATES DOLLARS (U.S. $                           ) or such amount as shall be the outstanding principal amount hereof, on June 15, 2021, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Reference is made to the Indenture dated as of June 15, 2016 (as amended and restated in its entirety as of December 11, 2017, and as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), Paying Agent (the “Paying Agent”), Registrar and Transfer Agent (the “Registrar and Transfer Agent”), Deutsche Bank S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina, and Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent, Listing Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Interest Rate: 6.500% per annum

Interest Payment Dates: June 15 and December 15, commencing December 15, 2016.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Restricted Global Note is a negotiable obligation (obligación negociable) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962 (the “Negotiable Obligations Law”) and other applicable Argentine laws and regulations.

This Restricted Global Note has been issued pursuant to the resolutions of the meeting of shareholders of CABLEVISIÓN S.A. passed on April 28, 2014 and April 20, 2016 and the resolutions of the Board of Directors of CABLEVISIÓN S.A. passed on May 11, 2016 and May 27, 2016.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

CABLEVISIÓN S.A.

By:
Name:
	Title:	Director

By:
Name:
	Title:	Syndic

CERTIFICATE OF AUTHENTICATION

This is one of the 6.500% Notes Due 2021 described in the Indenture referred to in this Note.

Deutsche Bank Trust Company Americas, as Trustee

By:	Deutsche Bank National Trust Company

By:
Authorized Signatory

[FORM OF REVERSE OF RESTRICTED GLOBAL NOTE]

CABLEVISIÓN S.A.

6.500% Notes Due 2021

1.                                    Principal and Interest.

The Company promises to pay the principal of this Note on June 15, 2021.

Interest on this Notes will accrue at the rate of 6.500% per year and will be payable semi- annually in arrear on June 15 and December 15 of each year, commencing on December 15, 2016. Payments will be made to the persons who are registered Holders at the close of business on the June 1 and December 1, as the case may be, immediately preceding the applicable interest payment date.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year comprised of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.                                    Indenture.

This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are: (a) general, unsecured obligations of the Company; (b) rank equal in right of payment with all existing and future unsubordinated obligations of the Company (except those obligations preferred by operation of Argentine law, including without limitation labor and tax claims); (c) rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any (d) effectively subordinated to all existing and future secured obligations of the Company, to the extent of the value of the assets securing such obligations; and (e) not guaranteed by any Subsidiary and therefore are effectively subordinated to all existing and future obligations of the

Subsidiaries. The Indenture limits the original aggregate principal amount of the Notes to U.S.$500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

3.                                    Redemption and Repurchase.

The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture.

4.                                    Registered Form; Denominations; Transfer; Exchange.

The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.

The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.

A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.                                    Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedies provided in the Indenture.

6.                                    Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes present or represented at a meeting in which a quorum is present. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided such actions shall not adversely affect the interest of the Holders.

7.                                    Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.                                    Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.

The Notes shall be governed by, and construed in accordance with, the laws of the State of New York; provided that the Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Corporations Law No. 19,550, as amended, the Argentine Capital Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Company to execute and deliver the Notes, the authorization of the CNV for the public offering of the Notes in Argentina and certain matters in relation to meetings of Holders.

The Company submits to the non-exclusive jurisdiction of the New York State and U.S. federal courts located in the Borough of Manhattan, New York City (the “Specified Courts”) with respect to any action that may be brought in connection with the Notes and has appointed CT Corporation System as agent for service of process.

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Note from U.S. dollars into another currency, the Company has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Company may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such holder could purchase U.S. dollars with such other currency in New York City, New York on the day that is two Business Days preceding the day on which final judgment is given.

Claims against the Company for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.

9.                                    Waiver of Immunity.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, in any jurisdiction in which any Specified Court is vested, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment in any Specified Court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with, the Notes, the Company irrevocably and unconditionally waives or will waive such right, and agrees not to plead or claim any such immunity and consents to such relief and enforcement; provided that if the Argentine courts determine that any of the Company’s properties located in Argentina is necessary for the provision of an essential public service, such property might not be subject to attachment, whether preliminarily or in aid of execution.

10.                            Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 3.06 or [•] of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 3.06 or [•] of the Indenture, state the amount (in original principal amount) below:

U.S.$	.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee[1]:

1                                           Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

	Amount of	Amount of
	decrease in	increase in
	aggregate	aggregate
	principal	principal
	amount of	amount of	Outstanding
Date	Notes	Notes	Balance	Signature

EXHIBIT D

[FORM OF REGULATION S GLOBAL NOTE]

CABLEVISIÓN S.A.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION. THIS LEGEND MAY BE REMOVED SOLELY AT THE DIRECTION OF THE ISSUER.

No. [ ]	CUSIP No. P19157 AR0
ISIN No. USP19157AR03

CABLEVISIÓN S.A.

A sociedad anónima having its principal offices at Hornos 690, Ciudad Autónoma de Buenos Aires, Argentina, incorporated under the laws of Argentina on April 5, 1979, having its main purpose and activity the exploitation of ancillary broadcasting services and telecommunications services, and registered with the Public Registry of Commerce under the number 2719, Book 93, Volume A of “Sociedades Anónimas”, having its domicile in the City of Buenos Aires and a term of existence of 99 years.

CABLEVISIÓN S.A., a sociedad anónima organized under the laws of Argentina (the “Company”), for value received, hereby promises to pay to upon surrender hereof the principal sum of                        or registered assigns, UNITED STATES DOLLARS (U.S. $                              ) or such amount as shall be the outstanding principal amount hereof, on June 15, 2021, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Reference is made to the Indenture dated as of June 15, 2016 (as amended and restated in its entirety as of December 11, 2017, and as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), Paying Agent (the “Paying Agent”), Registrar and Transfer Agent (the “Registrar and Transfer Agent”), Banco Comafi S.A. (as successor of Deutsche Bank S.A.), as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina, and Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent, Listing Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

Interest Rate: 6.500% per annum

Interest Payment Dates: June 15 and December 15, commencing December 15, 2016.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Global Note is a negotiable obligation (obligación negociable) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Argentine Negotiable Obligations Law No. 23,576, as amended by Law No. 23,962 (the “Negotiable Obligations Law”) and other applicable Argentine laws and regulations.

This Global Note has been issued pursuant to the resolutions of the meeting of shareholders of CABLEVISIÓN S.A. passed on April 28, 2014 and April 20, 2016 and the resolutions of the Board of Directors of CABLEVISIÓN S.A. passed on May 11, 2016 and May 27, 2016.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

CABLEVISIÓN S.A.

By:
Name:
	Title:	Director

By:
Name:
	Title:	Syndic

CERTIFICATE OF AUTHENTICATION

This is one of the 6.500% Notes Due 2021 described in the Indenture referred to in this Note.

Deutsche Bank Trust Company Americas, as Trustee

By:	Deutsche Bank National Trust Company

By:
Authorized Signatory

[FORM OF REVERSE OF REGULATION S GLOBAL NOTE]

CABLEVISIÓN S.A.

6.500% Notes Due 2021

1.                                    Principal and Interest.

The Company promises to pay the principal of this Note on June 15, 2021.

Interest on this Notes will accrue at the rate of 6.500% per year and will be payable semi- annually in arrear on June 15 and December 15 of each year, commencing on December 15, 2016. Payments will be made to the persons who are registered Holders at the close of business on the June 1 and December 1, as the case may be, immediately preceding the applicable interest payment date.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 (fifteen) days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.                                    Indenture.

This is one of the Notes issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are: (a) general, unsecured obligations of the Company; (b) rank equal in right of payment with all existing and future unsubordinated obligations of the Company (except those obligations preferred by operation of Argentine law, including without limitation labor and tax claims); (c) rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any (d) effectively subordinated to all existing and future secured obligations of the Company, to the extent of the value of the assets securing such obligations; and (e) not guaranteed by any Subsidiary and therefore are effectively subordinated to all existing and future obligations of the Subsidiaries. The Indenture limits the original aggregate principal amount of the Notes to U.S.$500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.

3.                                    Redemption and Repurchase.

The Notes are subject to redemption by the Company on the terms and conditions specified in the Indenture.

4.                                    Registered Form; Denominations; Transfer; Exchange.

The Notes are issuable in registered form only without coupons in minimum denominations of U.S.$1,000 principal amount and integral multiples of U.S.$1,000 in excess thereof.

The Person in whose name any Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date.

A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.                                    Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, Holders shall be entitled to the rights and remedies provided in the Indenture.

6.                                    Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes present or represented at a meeting in which a quorum is present. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided such actions shall not adversely affect the interest of the Holders.

7.                                    Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.                                    Governing Law, Consent to Jurisdiction, Currency Conversion and Service of Process.

The Notes shall be governed by, and construed in accordance with, the laws of the State of New York; provided that the Negotiable Obligations Law governs the requirements for the Notes to qualify as obligaciones negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, the Argentine Capital Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Company to execute and deliver the Notes, the authorization of the CNV for the public offering of the Notes in Argentina and certain matters in relation to meetings of Holders.

The Company submits to the non-exclusive jurisdiction of the New York State and U.S. federal courts located in the Borough of Manhattan, New York City (the “Specified Courts”) with respect to any action that may be brought in connection with the Notes and has appointed CT Corporation System as agent for service of process.

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Note from U.S. dollars into another currency, the Company has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Company may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures such holder could purchase U.S. dollars with such other currency in New York City, New York on the day that is two Business Days preceding the day on which final judgment is given.

Claims against the Company for the payment of principal and interest, premium, if any, or other amounts due on the Notes (including Additional Amounts) must be made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Notes (including Additional Amounts), in each case from the date on which such payment first became due, or a shorter period if provided by law.

9.                                    Waiver of Immunity.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, in any jurisdiction in which any Specified Court is vested, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment in any Specified Court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with, the Notes, the Company irrevocably and unconditionally waives or will waive such right, and agrees not to plead or claim any such immunity and consents to such relief and enforcement; provided that if the Argentine courts determine that any of the Company’s properties located in Argentina is necessary for the provision of an essential public service, such property might not be subject to attachment, whether preliminarily or in aid of execution.

10.                            Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 3.06 or [•] of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 3.06 or [•] of the Indenture, state the amount (in original principal amount) below:

U.S.$	.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee[1]:

1                                           Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

	Amount of	Amount of
	decrease in	increase in
	aggregate	aggregate
	principal	principal
	amount of	amount of	Outstanding
Date	Notes	Notes	Balance	Signature

EXHIBIT E

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

DURING THE DISTRIBUTION COMPLIANCE PERIOD]

[Date]

as Trustee

Re:                CABLEVISIÓN S.A.

6.500% Notes Due 2021 (the “Notes”)

Dear Sirs:

Reference is hereby made to the Indenture, dated as of June 15, 2016 (as amended and restated in its entirety as of December 11, 2017, and as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among CABLEVISIÓN S.A., a sociedad anónima under the laws of Argentina, (the “Company”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar and transfer agent (the “Registrar and Transfer Agent”), Banco Comafi S.A. (as successor of Deutsche Bank S.A.), as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina, and Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent, Listing Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                    principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 12686N AT2) and held with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. P19157 AR0), which amount, immediately after such transfer, is to be held with the Depositary through DTC, Euroclear or Clearstream, Luxembourg, or both.

In connection with our proposed sale of U.S.$                            aggregate principal amount of the Notes, we hereby confirm that such sale has been effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

(1)                              the offer of the Notes was not made to a person in the United States;

(2)                              either:

(A)                          at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States; or

(B)         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)          no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)                              the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

(5)                              upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream, Luxembourg, or both.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

EXHIBIT F

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S UPON AND FOLLOWING

EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD]

[Date]

as Trustee

Re:	CABLEVISIÓN S.A.
6.500% Notes Due 2021 (the “Notes”)

Dear Sirs:

Reference is hereby made to the Indenture, dated as of June 15, 2016 (as amended and restated in its entirety as of December 11, 2017, and as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among CABLEVISIÓN S.A., a sociedad anónima under the laws of Argentina, (the “Company”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar and transfer agent (the “Registrar and Transfer Agent”), Banco Comafi S.A. (as successor of Deutsche Bank S.A.), as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina, and Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent, Listing Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$ principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 12686N AT2) and held with the Depositary in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. P19157 AR0).

In connection with such request and in respect of such Notes, we hereby certify that such sale has been effected pursuant to and in accordance with either Rule 903 or Rule 904 of Regulation S or Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly we hereby further certify that:

(1)                              if the transfer has been effected pursuant to Rule 903 or Rule 904:

(A)                          the offer of the Notes was not made to a Person in the United States;

(B)                           either:

(i)           at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the Untied States, or

(ii)         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction was pre- arranged with a buyer in the United States;

(C)         no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)         the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2)          if the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

EXHIBIT G

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS TO QIBs]

[Date]

as Trustee

Re:	CABLEVISIÓN S.A.
6.500% Notes Due 2021 (the “Notes”)

Dear Sirs:

Reference is hereby made to the Indenture, dated as of June 15, 2016 (as amended and restated in its entirety as of December 11, 2017, and as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) among CABLEVISIÓN S.A., a sociedad anónima under the laws of Argentina, (the “Company”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar and transfer agent (the “Registrar and Transfer Agent”), Banco Comafi S.A. (as successor of Deutsche Bank S.A.), as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina, and Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent, Listing Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. P19157 AR0) and held with the Depositary through [DTC] [Euroclear] [Clearstream, Luxembourg] in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested that a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes.

[CHECK ONE]

Q                                    In connection with such request and in respect of such Notes, the Transferee does hereby certify that (i) it is a “qualified institutional buyer” (“QIB”) as defined in and pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended, purchasing the Notes for its own account (or for the account of one or more QIBs over which account it exercises sole investment discretion) and (ii) the transfer was made in a transaction meeting the requirements of Rule 144A.

Q                                    The Transferor did not purchase such Notes as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption from the registration requirements of the Securities Act and the Transferor has delivered to the Trustee such additional evidence that the Company or the Trustee may require as to compliance with such available exemption.

You are entitled to rely on this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferee or Transferor]

By:
Authorized Signature